LEASE

This Lease is between

PEGASUS KM, LLC,

a California limited liability company

("Landlord")

and

Envision Solar International, Inc.,
a California corporation

("Tenant")

Table of Contents

LEASE

This Lease, between Pegasus KW, LLC, a California limited liability company ("Landlord"), and Envision Solar International, Inc., a California corporation ("Tenant"), is dated, for reference purposes only, December 17, 2009.

1. LEASE OF PREMISES

1.1. In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas. ("Rent" "Premises," and "Common Areas" are defined in the Article titled, "Definitions.")

1.2. Tenant has examined the Premises and is fully informed of their condition.

1.3. This Lease confers no rights either with regard to the subsurface below the floor level of the Premises or with regard to airspace above the top of the ceiling of the Premises.

2. EXHIBITS

The exhibits listed below are incorporated by reference in this Lease:

2.1. Exhibit "A" - Tenant Improvements

2.2. Exhibit "B" - Rules and Regulations

2.3. Exhibit "C" - Commencement Date Memorandum

3. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

3.1. Base Rent: Base Rent shall be $100,000 for the first year of the Lease. This amount shall be paid as stated in the Subordinated Convertible Promissory Note, dated December 17, 2009.

3.2. Building: The building in the Project containing the Premises, and having the address of 7675 Dagget Street, San Diego, California.

3.3. Commencement Date: December 19, 2009.

3.4. Common Areas: All areas within the exterior boundaries of the Project that are provided and designated by Landlord, from time to time, for the general use and convenience of the tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants of the Project. Common Areas include, but are not limited to, pedestrian walkways, patios, landscaped and planted areas, service corridors, restrooms, common entrances, lobbies, elevators, accessways, stairways, throughways, loading areas, parking areas, driveways and roads.

3.5. Expiration Date: December 18, 2013, unless terminated sooner in accordance with the provisions of this Lease.

3.6.	Landlord's Mailing Address:	Pegasus KW, LLC 4542 Ruffner Street, Suite 387 San Diego, CA 92111 Attention: General Counsel
3.7.	Tenant's Mailing Address:	Envision Solar International, Inc. 7675 Dagget Street, Suites 140 and 150 San Diego, CA 92111 Attention: Robert Noble

3.8. Operating Expenses: Operating Expenses will be determined as provided in the Article titled "Operating Expenses."

3.9. Parking: Tenant shall be permitted to park its pro-rata share of cars on a non-exclusive basis in the areas designated by Landlord for parking. Tenant's pro-rata share is approximately 4 spaces per 1,000 usable square feet in the Premises.

3.10. Premises: That portion of the Building known as Suites 140 and 150 containing approximately 4,209 square feet of Rentable Area. Landlord does not purport to represent this figure as an accurate measurement.

3.11. Project: A real property development of Landlord located at 4542 Ruffner Street and 7675 Dagget Street, San Diego, California. The Project includes the land, the Building and all other improvements located thereon, including the Common Areas. The Project is known as the Square One Office Plaza.

3.12. Rent: All costs and expenses that Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional Rent. The sum total of the costs and expenses plus the Base Rent is, at times, referred to as the "Rent."

3.13. Rentable Area: As to the Premises, the measurements of floor area as may, from time to time, be subject to lease

by Tenant. As to the Building, the measurements of floor area as may, from time to time, be subject to lease by all tenants of the Building, as determined by Landlord and applied on a consistent basis throughout the Building. The Rentable Area of the Premises and the Rentable Area of the Building shall include a percentage of the Common Areas in the Building. If the measurements of the Premises, Building or Project changes due to space being added or removed, the Rentable Area and all associated Pro Rata Shares shall be recalculated by Landlord.

3.14. Security Deposit (See the Article titled "Security Deposit"): $3,156.75. The portion of the Security Deposit which shall be designated as a Cleaning Deposit shall be $316.00. On December 19, 2010, the Security Deposit shall be increased to $8,999.66 The portion of the Security Deposit which shall be designated as a Cleaning Deposit shall be $893.05 at the time that the Security Deposit is increased.

3.15. Tenant's First Adjustment Date (See the Article titled "Rent"): December 18, 2010.

3.16. Tenant's Pro Rata Share: (4209 sq. ft of suite/ 55,905) 7.5%. The share is a fraction, the numerator is the approximate Rentable Area of the Premises, and the denominator is the approximate Rentable Area of the Building, as determined by Landlord from time to time.

3.17. Tenant's Use of Premises (See the Article titled "Use, Limitations"): Tenant shall use and occupy the Premises for general office purposes, related purposes, and for any other purpose approved in writing by Landlord.

3.18. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.19. Tenant's Trade Name: Envision Solar International, Inc.

3.20. General Definitions:

Alteration: any addition or change to, or modification of, the Premises made by Tenant after the completion of construction of the Tenant Improvements, including, but not limited to, fixtures, but excluding Tenant's Trade Fixtures, and Tenant Improvements.

Authorized Representative: any officer, agent, employee, or independent contractor retained or employed by either Party, acting within authority given him by that Party.

Claims: all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, but not limited to, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

Commencement Date Memorandum: the form of memorandum attached to the Lease.

Damage: injury, deterioration, or loss to a person or property caused by another person's acts or omissions. Damage includes death.

Damages: a monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property, or rights through another's act or omission.

Destruction: any damage to or disfigurement of the Premises.

Encumbrance: any deed of trust, mortgage, or other written security device or agreement affecting the Premises, and the note or other obligation secured by it, which constitutes security for the payment of a debt or performance of an obligation.

Expiration: the coming to an end of a time period specified in the Lease, including, but not limited to, any extension of the Term resulting from the exercise of an option to extend.

Good Condition: the good physical condition of the Premises and each portion of the Premises, including, but not limited to, signs, windows, show windows, appurtenances, and Tenant's Personal Property. In "good condition" means first-class, neat, clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

Hold Harmless: to defend and indemnify from all liability, losses, penalties, damages, costs, expenses (including, but not limited to, attorneys' fees), causes of action, claims, or judgments arising out of or related to any damage, as defined above, to any person or property.

Landlord Parties: Landlord, Property Manager and their respective officers, directors, partners, shareholders, members and employees.

Law: any law, judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, direction, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the Parties, Project, Building or the Premises in effect either at the time of execution of the Lease or at any time during the Term, including, but not limited to, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities). The reference in this Lease to any legislation or any portion thereof shall be read as though the words "or any statutory modifications or re-enactment thereof or any statutory provisions substituted therefor" were added to the reference.

Lender: the beneficiary, mortgagee, secured Party, or other holder of an encumbrance, as defined above.

Lien: a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the

performance of an act. Most of the liens referred to in this Lease are mechanic's liens.

Lot: the real property on which the Building is located.

Maintenance: repairs, replacement, repainting, and cleaning.

Mortgage: any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Project and any replacements, renewals, amendments, modifications, extensions or refinancings and each advance (including future advances) made under any such instrument.

Party: unless the context otherwise indicates, whenever used in this Lease, "Party" shall mean Landlord or Tenant and if more than one person or entity is Landlord or Tenant, the obligations imposed on that Party shall be joint and several.

Person: one or more human beings, or legal entities or other artificial persons, including, but not limited to, partnerships corporations, trusts, estates, associations, and any combination of human beings and legal entities.

Property Manager: Landlord may appoint a Property Manager to act as Landlord's agent for leasing, managing and operating the Project. The current Property Manager is authorized to accept service of process and to receive and give notices and demands on Landlord's behalf.

Provision: any term, agreement, covenant, condition, clause, qualification, restriction, reservation, or other stipulation in this Lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either Party.

Restoration: the reconstruction, rebuilding, rehabilitation, and repairs that are necessary to return destroyed portions of the Premises and other property to substantially the same physical condition in which they were immediately before the destruction.

Successor: assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either Party.

Tenant: a person or entity (or their successor in interest) who has signed a valid existing lease for a space in the Project.

Tenant Improvements: any addition to or modification of the Premises made by or for Tenant before, at, or near the commencement of the Term, including, but not limited to fixtures (not including Tenant's Trade Fixtures).

Tenant's Personal Property: Tenant's equipment, furniture, merchandise, and movable property placed in the Premises by Tenant, including Tenant's Trade Fixtures.

Tenant's Taxes: any and all taxes, assessments, levies, fees, and other governmental charges of every kind or nature levied or assessed by municipal, county, state, federal, or other taxing or assessing authorities ("taxing authority") with respect to: all furniture, fixtures, equipment, and any other personal property of any kind owned by Tenant and placed, installed, or located within, upon, or about the Premises to the extent that the property tax on such property is assessed directly to Landlord; all alterations of whatsoever kind or nature, if any, made by or for Tenant to the Premises after the execution of this Lease; and the leasehold interest of Tenant. Tenant's Taxes shall also include taxes irrespective of whether any of the items are assessed as real or personal property and irrespective of whether any of the items or taxes are assessed to or against Landlord or Tenant.

Tenant's Trade Fixtures: any machinery, equipment, apparatus, appliance or other property and all appurtenances installed in, on or affixed to the Premises for purposes of conducting of Tenant's business on the Premises, including, but not limited to, the machinery, equipment, apparatus, appliances and property listed on Exhibit "D," if that exhibit is attached to this Lease.

Termination: the ending of the Term before the Expiration Date for any reason.

4. <u>DELIVERY OF POSSESSION</u>

4.1. If for any reason the Premises are not delivered to Tenant on the Commencement Date stated in the Lease, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change, the validity of this Lease shall not be impaired, this Lease shall be neither void nor voidable.

4.2. If for any reason, other than Tenant's delay, Landlord does not deliver possession of the Premises to Tenant on the Commencement Date stated in the Lease, Rent shall be abated until delivery of possession.

4.3. If the delay in delivery of the Premises is the result of Tenant's delay, the Commencement Date shall not be delayed by the number of days of such Tenant delay.

4.3.1. For purposes of Tenant's obligation to pay Rent, the Commencement Date shall be deemed to have occurred on the date that the Premises would have been ready for occupancy but for the Tenant delay.

4.3.2. Tenant's failure to provide the required proof of insurance shall constitute Tenant delay.

4.4. The Commencement Date shall apply to the Premises as a whole, regardless of whether or not improvements or construction may be occurring in part of the Premises.

4.5. Unless otherwise specifically stated to the contrary in this Lease, if Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, but not limited to, the payment of Rent and proof of insurance.

4.6. If the tenancy commences on a date other than the Commencement Date listed in the Lease, Landlord shall deliver to Tenant the Commencement Date Memorandum with all blanks completed. Tenant shall, within ten (10) days after receiving it, execute and deliver to Landlord the Commencement Date Memorandum. Tenant's failure to execute and deliver to Landlord the Commencement Date Memorandum does not affect any obligation of Tenant under this Lease; however, it is a material breach and default of the Lease. If Tenant does not execute and deliver to Landlord the Commencement Date Memorandum within ten (10) days of receipt, Landlord and any prospective purchaser or encumbrancer may conclusively rely on the information contained in the unexecuted Commencement Date Memorandum that Landlord delivered to Tenant. All provisions in the Lease that apply to the Commencement Date will apply to the Commencement Date referenced in any Commencement Date Memorandum.

5. <u>REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS</u>

Tenant represents and warrants to Landlord that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no broker is entitled to any commission or finder's fee in connection with this Lease. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from and against liability for compensation or charges which may be claimed by any such broker, finder, or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and attorney's fees incurred with respect thereto.

6. <u>TENANT'S REPRESENTATIONS AND WARRANTIES; ACCEPTANCE</u>

6.1. The taking of possession or use of the Premises by Tenant shall conclusively establish that the Premises, Building and the Project were, at such time in satisfactory condition (except for latent defects) and in conformity with the provisions of this Lease in all respects, excepting only items of which Tenant shall give Landlord written notice in reasonable detail within fifteen (15) days after either Tenant takes possession of the Premises, commences use of the Premises or the Term of this Lease otherwise commences, whichever is earlier.

6.2. Tenant's possession of the Premises conclusively establishes that Landlord completed improvements, if any, in a manner satisfactory to Tenant. Possession of premises shall constitute Tenant's waiver and release of any and all rights, benefits, claims or warranties available to Tenant under this Lease, at law or in equity in connection with such improvements.

6.3. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or with respect to their suitability or fitness for any purpose, including but not limited to the conduct of Tenant's business.

7. <u>USE LIMITATIONS</u>

7.1. Tenant shall use the Premises solely for the purposes set forth in the Section titled "Tenant's Use of Premises" and for no other use without Landlord's prior written consent. Landlord may grant or withhold consent at its sole discretion.

7.2. Tenant shall conduct its business at the Premises under the trade name set forth in the Section titled "Tenant's Trade Name" and under no other trade name unless first obtaining the written consent of Landlord. Landlord may grant or withhold consent at its sole discretion.

7.3. Tenant shall not do, bring, or keep anything in or about the Premises, Building or Project that will cause a cancellation of any insurance covering the Premises, Building or Project or the contents. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use of the Premises, Building or Project, Tenant shall pay to Landlord within ten (10) days after Landlord delivers to Tenant a statement from Landlord's insurance carrier stating that the rate increase was caused by an activity of Tenant on the Premises, Building or Project as permitted in this Lease whichever date is later, a sum equal to the difference between the original premium and the increased premium.

7.4. Tenant shall comply with any master Covenants, Conditions and Restrictions and/or any Declaration of Restrictions that may encumber the real property on which the Premises are located.

7.5. Tenant shall comply with all Laws concerning the Premises or Tenant's use of the Premises, including, but not limited to, the obligation at Tenant's cost to alter, maintain, change, or restore the Premises in compliance and conformity with all Laws relating to the condition, use, or occupancy of the Premises during the Term. Tenant shall also comply with the requirements of any fire insurance underwriters or other similar body now or in the future relating to or affecting the conditions, use, or occupancy of the Premises. Tenant agrees to install at its sole cost and expense any improvements, changes, or alterations authorized in writing by Landlord and required by any governmental authority as a result of Tenant's use of the Premises or its manner of operation or any alterations made by Tenant. If Tenant contests the validity or application of any Law or other requirement of any governmental authority Tenant shall furnish a bond as required by Landlord and shall protect, defend, hold harmless, and indemnify Landlord and the Project to the satisfaction of Landlord from and against all claims, losses, damages, costs, expenses and liabilities arising from any such contest, including attorneys' fees incurred by Landlord in monitoring Tenant's compliance.

7.6. Tenant shall not do or permit anything to be done in or about the Premises that will in any way, unreasonably obstruct, interfere with the rights of, or materially injure other tenants or occupants of the Project. Tenant shall not use the Premises in any manner that will cause, maintain, permit, or constitute waste, nuisance, or an unreasonable

annoyance to the quiet enjoyment of any other Project tenants of the Building (including but not limited to, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises). Tenant shall not allow the Premises to be used for any unlawful purpose.

7.7. Tenant shall not use the Premises for sleeping, washing clothes, cooking (other than microwavable cooking), or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights.

7.8. Tenant shall not without the prior written consent of the Landlord: use any apparatus or device in or about the Premises that will change the temperature otherwise maintained by the air conditioning or heating system; increase the amount of electricity or water, if any, usually furnished or supplied for use of the Premises, Building or Project for the use described in the Section titled "Tenant's Use of Premises"; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electric current or water.

7.9. Tenant shall not do or permit anything on the Premises that will cause damage to the Premises. Any overloading of electrical circuits shall be the responsibility of Tenant. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises. Landlord reserves the right to prescribe the weight and position of all files, safes, and heavy equipment that Tenant desires to place in the Premises so as to properly distribute weight. Tenant's business machines and mechanical equipment that cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building or Project shall be installed, maintained, and used by Tenant as to eliminate vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load.

7.10. Tenant shall not display or sell merchandise or allow carts portable signs, devices or other objects to be stored or remain outside the defined exterior and permanent doorways of the Premises.

7.11. After opening for business, Tenant shall continuously remain open for business at least those days and hours as is customary for a business of a like character in the city in which the Premises are situated.

7.12. Tenant shall not conduct or permit any sale by auction on the Premises.

7.13. Tenant shall have for its use and benefit the non-exclusive right in common with Landlord and future owners, other tenants and their agents, employees, customers, licensees, subtenants, invitees, and all others to whom Landlord has granted or may grant such rights, to use the Common Areas during the entire Term of this Lease, or any extension, for ingress and egress, roadway, automobile parking and sidewalks. However, Landlord shall, at all times, have the right and privilege of determining the nature and extent of the Common Areas and of making changes which in its opinion are deemed to be desirable. Changes may include, but shall not be limited to the following: converting Common Areas into leasable areas; adding additional buildings and improvements on the Lot or on adjacent lots, which may share access, Common Areas, and parking facilities; constructing additional parking facilities in the Common Areas; increasing or decreasing Common Area land and/or facilities; changing the location, number, size, and shape of driveways, entrances, exits, lobbies, automobile parking spaces, parking areas, loading and unloading areas, ingress, egress, landscaped areas, walkways, the direction and flow of traffic; and installation of prohibited areas, landscaped areas, and all other facilities. Tenant acknowledges that these activities may result in occasional inconvenience to Tenant. Landlord reserves the right from time to time to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises is available. Nothing contained in this Lease shall be deemed to create any liability upon Landlord as a result of changes or for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents, servants or employees. Any changes in the Common Area land and/or facilities shall not entitle Tenant to any compensation or diminution or abatement of Rent, nor shall any diminution of areas be deemed constructive or actual eviction. All Common Areas and facilities not located within the Premises, which Tenant may be permitted to use and occupy, pursuant to this Lease, are to be used and occupied under a revocable license.

7.14. Landlord reserves the right from time to time to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in central core areas of the Premises, and to relocate any pipes, ducts, conduits, wires, appurtenant meters and equipment located in the Premises or located elsewhere outside the Premises, and to expand the Project.

7.15. Landlord shall, at all times during the Term, have the sole and exclusive control of the Common Areas, and may, at any time during the Term, exclude and restrain any person from use or occupancy, excepting, however, bona fide customers, patrons and service-suppliers of Tenant, and other tenants of Landlord who make use of the areas in accordance with the Rules and Regulations established by Landlord (the "Rules and Regulations"). The rights of Tenant, in and to the Common Areas, shall, at all times, be subject to the rights of Landlord, other tenants of the Building and all others to whom Landlord has granted such rights, to use the same in common with Tenant. Tenant shall not, at any time, interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas. It shall be the duty of Tenant to keep all Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of the parking and roadway access areas only for normal parking and ingress and egress by the customers, patrons and service-suppliers to and from the Building.

7.16. If, in the opinion of Landlord, unauthorized persons are using any Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall enforce Landlord's rights against all such unauthorized persons by appropriate proceedings. Nothing in this Lease shall affect the rights of Landlord, at any time, to remove any such unauthorized persons from the Common Areas or to restrain the use of any of the Common Areas by unauthorized persons.

7.17. Tenant agrees to comply with the Rules and Regulations in the use of the Premises and the Common Areas as Landlord may adopt for the orderly and proper operation of the Project. Tenant shall use its best efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Project of any of the Rules and Regulations. The Rules and Regulations may include, but are not limited to, the following:

7.17.1. Normal business hours;

7.17.2. Hours during which the Common Areas shall be open for use;

7.17.3. The restricting of employee parking to a limited, designated area(s) and the imposition of fines for violations of restrictions or designations; and

7.17.4. The regulation of removal, storage, and disposal of Tenant's refuse and other rubbish.

7.18. As used in this Lease, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive and that is now or hereafter regulated by any local or State government with jurisdiction over the Premises or Tenant, or the United States Government. "Hazardous Substance" includes, but is not limited to, any and all material or substances that are defined as "hazardous waste," "hazardous material," "extremely hazardous waste," or a "hazardous substance" pursuant to Law. "Hazardous Substance" includes, but is not restricted to, asbestos polychlorobiphenyls, petroleum or any other liquid, solid, or gaseous pollutants or hazardous substances or wastes which are or may become subject to regulation under any State or Federal environmental protection law or regulation.

7.19. Tenant shall make a reasonable inspection as to the existence of any Hazardous Substances on the Premises prior to the commencement of the Lease as necessary to satisfy itself as to the condition of the Premises.

7.20. Tenant, at its sole cost and expense, shall comply with all Hazardous Substance Laws (including, but not limited to any federal, state or local statutes, laws, ordinances or regulations in effect either at the time of execution of the Lease or at any time during the Term, that control, classify, regulate, list or define Hazardous Substances) and prudent industry storage practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Substances in, on, under or about the Project. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Substances in, on, under or about the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Project.

7.21. Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors, or invitees without first obtaining Landlord's written consent. Any Hazardous Substances permitted on the Premises as provided above, and all containers, shall be used, kept, stored, and disposed of in a manner that complies with all Laws applicable to such Hazardous Substances. If Hazardous Substances are used, stored, generated, or disposed of on or in the Premises except as permitted above, or if the Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify, defend and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, but not limited to, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, litigation expenses, attorneys' fees, consultant, and expert fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising during or after the Term and arising as a result of that contamination by Tenant. This indemnification includes, but is not limited to, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any remedial action. The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the contemplated transactions and shall survive the termination of this Lease. Notwithstanding the foregoing, Tenant may use nominal amounts of Hazardous Substances as are normal and customary for general office use, provided that Tenant complies with all applicable Laws.

7.22. Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted any Hazardous Substance into the atmosphere, ground, sewer system, or any body of water, if that Hazardous Substance (as is reasonably determined by the Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (i) the health, welfare, or safety of persons, whether located on the Premises or elsewhere, or (ii) the condition, use or enjoyment of the Building or any other real or personal property. Tenant shall immediately notify Landlord of any release of any Hazardous Substance on or near the Premises whether or not such release is in a quantity that would otherwise be reportable to a public agency. Tenant shall also comply with the notification requirements of California Health & Safety Code Section 25359.7.

7.23. Within thirty (30) days of the commencement of each Lease year, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Substances that Tenant intends to store, use, or dispose of on the Premises in the coming Lease year. In addition, at the commencement of each Lease year, beginning with the second Lease year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Substances that were actually used, stored or disposed of on the Premises if those Hazardous Substances were not previously identified to Landlord at the commencement of the previous Lease year.

7.24. Tenant shall notify Landlord of any of the following actions affecting Landlord, Tenant, or the Project that result from or in any way relate to Tenant's use of the Project immediately after receiving notice of the same: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Substance Law; (ii) any claim made or threatened by any person relating to damage, contribution, liability cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Substance; and (iii) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Substance, including any complaints, notices, warnings or asserted violations. Tenant shall also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises. Upon Landlord's written request, Tenant shall promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Substances removed or to be removed from the Premises. All such documentation shall list Tenant or its agent as a responsible party and shall not attribute responsibility for any Hazardous Substance to Landlord or Property Manager.

7.25. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Substances Laws resulting from or in any way relating to Tenant's use of the Premises or Project are Tenant's sole responsibility, regardless whether the Hazardous Materials laws permit or require Landlord to report or warn.

7.26. Tenant shall obtain proper permits from the City of San Diego, the Fire Department, and any other government agencies necessary to operate its business at this location. If any of these agencies require Building modifications to adapt the Building to Tenant's current or future use, Tenant shall make such modifications at Tenant's sole expense.

7.27. Landlord shall, at an interval determined at Landlord's discretion, monitor Tenant's program and efforts to manage and control Hazardous Substances and conduct inspections that it deems proper to determine whether any contamination has taken place.

7.28. The discovery of Hazardous Substances on the Premises shall not constitute grounds for rescission or termination of the Lease by the Tenant, nor for offset against, or abatement of, any Rent due under the terms of the Lease.

8. RENT

8.1. Tenant shall pay Rent to Landlord in lawful money of the United States of America, without deduction, setoff, prior notice, or demand. Rent is due on or before the first day of each month, commencing on the Commencement Date and continuing during the Term. Base Rent for the first month or portion of it shall be paid upon execution of this Lease. Base Rent for any partial month shall be prorated at the rate of 1/30th of the monthly Base Rent per day. Thereafter, Rent shall be payable in accordance with the terms of this Section. The total consideration for the Term shall be increased by the amount of any prorated installment. All Rent shall be paid to Landlord at the address provided in this Lease or at any other place as Landlord may designate in writing

8.2. The amount of Base Rent (and the corresponding monthly installments of Base Rent) shall be adjusted annually ("Adjustment Date"), commencing on Tenant's First Adjustment Date. Adjustments shall be based on the following:

8.2.1. Commencing on December 19, 2009, the Base Rent shall be $100,000.00 per year;

8.2.2. Commencing on December 19, 2010, the Base Rent shall be $8,418.00 per month;

8.2.3. Commencing on December 19, 2011, the Base Rent shall be $8,610.54 per month;

8.2.4. Commencing on December 19, 2012, the Base Rent shall be $8,930.86 per month.

8.3. Landlord shall have the right to accept all Rent and other payments, whether full or partial, and to negotiate checks and payments, without any waiver of rights, irrespective of any conditions to the contrary that Tenant seeks to impose. No security or guaranty that may now or later be furnished to Landlord for the payment of Rent reserved or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, or to any action that Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

8.4. Rent or any other sum not paid to Landlord when due shall bear interest at the rate of 10% per annum from the date due until fully paid. Paying the interest shall not excuse or cure any Event of Default by Tenant under this Lease.

8.5. If this Lease terminates before the Expiration Date for reasons other than the occurrence of an Event of Default (see Article titled, "Default"), Base Rent shall be prorated to the date of termination, and Landlord shall immediately repay to Tenant all Base Rent then prepaid and unearned.

8.6. Landlord may, at its option, by service of written notice on Tenant, choose to alter any payment periods provided for by this Lease under the Articles titled "Rent," "Operating Expenses," "Taxes; Assessments," "Maintenance," "Indemnity and Exculpation," and "Insurance."

8.7. Notwithstanding anything to the contrary, the first year's Base Rent of $100,000.00 will be paid under the terms of the Subordinated Convertible Promissory Note, dated December 17, 2009, which is incorporated by reference herein.

9. LATE CHARGES

9.1. In the event any payment of Rent or any other required sum shall not be paid within five (5) days after the sum is due and payable, a late charge by way of damages shall be immediately due and payable in addition to the interest provided above. Tenant recognizes and acknowledges that not making payments of Rent when required will result in Landlord incurring additional costs and expenses. The costs and expenses include, but are not limited to, processing and accounting charges, legal costs, late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises, loss to Landlord of the use of the money due, and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Tenant agrees that, in the event of any late payment, Landlord shall be damaged and will be entitled to compensation for these damages, but that damages are, and will continue to be extremely difficult and impractical to ascertain for the following reasons: (i) the damages to which Landlord will be entitled in a court of law will be based on the difference between the actual value of Rent on the Premises at the time payment is due and the Rent for the Premises as set forth in this Lease, which difference must be based on opinions of rental value of the Premises which can vary in significant amounts; and (ii) it is impossible to predict as of the date on which this Lease is entered into whether the rental value of the Premises will increase or decrease as of the date of any future payments. Since Tenant desires to limit the amount of damages for which Tenant might be liable should Tenant fail to make any payment of Rent, Tenant agrees (i) that a late charge equal to five percent (5%) of each payment of Rent that becomes delinquent is a reasonable estimate of damages to Landlord and (ii) to pay the sum on demand.

9.2. Acceptance of any late charge, or a partial payment, shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Any late charge shall be deemed additional Rent and collection shall be in addition to all of Landlord's other rights and remedies in this Lease or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. If Rent is not received by the due date, Landlord shall notify Tenant and Tenant shall, on demand of Landlord immediately cure the Event of Default by presentment of Rent and late charge to Landlord.

9.3. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of twenty-five dollars ($25.00) for the first check to Landlord passed on insufficient funds and thirty-five dollars ($35.00) for each subsequent check to the Landlord passed on insufficient funds.

9.4. For purposes of the Internal Revenue Code, Landlord and Tenant agree to allocate the Rent to the periods that correspond to the actual Rent payments as provided under the terms and conditions of this Lease.

10. SECURITY DEPOSIT

On execution of this Lease, Tenant shall deposit with Landlord the Security Deposit for the full and faithful performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use, apply, or retain the Security Deposit, or any portion of it, to cure the Event of Default, for the payment of any other amount that Landlord may spend or become obligated to spend by reason of the Event of Default, or to compensate Landlord for any loss or damage sustained by Landlord resulting from the Event of Default. Tenant shall immediately upon demand pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Section to maintain the Security Deposit in the sum initially deposited with Landlord. It is expressly agreed that the Security Deposit is not an advance Rent deposit or a measure of Landlord's damages in the case of an Event of Default. A portion of the Security Deposit has been designated as a Cleaning Deposit. The Cleaning Deposit shall be non-refundable, and shall be used for cleaning the Premises following the termination or expiration of this Lease. Tenant shall remain liable for the cost of cleaning the Premises if the cost exceeds the Cleaning Deposit. If no Event of Default exists at the expiration or termination of this Lease, Landlord shall return the Security Deposit, if any remains to Tenant, less any amounts required to restore the Premises to good condition and repair, including damage resulting from the removal by Tenant of Tenant's Personal Property. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord can maintain the Security Deposit separate and apart from Landlord's general funds or can commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. In addition, Landlord may, at Landlord's sole option, require Tenant to, immediately upon demand, increase the amount of the Security Deposit to an amount not to exceed the sum of (i) the then current Base Rent, plus (ii) the equivalent of Tenant's Pro Rata Share of one month's Operating Expenses, if any

11. RELOCATION

11.1. Landlord shall have the right to relocate the Premises to another part of the Project in accordance with the following terms and conditions:

11.1.1. the new Premises ("Relocation Premises") shall have improvements similar to those of the original Premises and shall be placed in such condition by Landlord at Landlord's cost and expense;

11.1.2. the physical relocation to the Relocation Premises shall be accomplished by Landlord at its cost and expense;

11.1.3. Landlord shall give Tenant notice sixty (60) days prior to the relocation of the Premises; and

11.1.4. the parties shall immediately execute an amendment to this Lease providing for the relocation of the Premises, and any change to Rent and Tenant's Pro Rata Share.

11.2. If Landlord provides Tenant with a notice of election to relocate the original Premises, and Landlord and Tenant do not agree that the Relocation Premises is a suitable replacement for the original Premises, then either Landlord or Tenant shall have the right to terminate this Lease by giving written notice of termination ("Termination Notice") to the other within thirty (30) days after the date of Landlord's delivery of notice of relocation of the original Premises, and such termination will be effective thirty (30) days after the date of delivery of such Termination Notice. However, within ten (10) days after receipt of a Termination Notice from Tenant, Landlord shall have the right to withdraw its notice of election to relocate the original Premises, and, in such event, this Lease will continue in full force and effect as if Landlord had never provided Tenant with a notice to relocate the original Premises and as if Tenant had never delivered a Termination Notice to Landlord.

12. OPERATING EXPENSES

12.1. For purposes of this Lease, Operating Expenses shall mean all direct costs paid or incurred in connection with the operation, management, and repairs and maintenance, as determined by standard accounting practices, including, but not limited to Common Area expenses; Real Property Taxes and assessments and any taxes or assessments imposed in lieu thereof; rent taxes; gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; accounting, audit, verification, legal and other consulting fees (but excluding legal fees in connection with a dispute between Landlord and any tenant); the net cost and expense of insurance for which Landlord is responsible or which Landlord or any first mortgagee with a lien affecting the Building reasonably deems necessary in connection with the Building; maintenance; repairs; utilities and utilities surcharge; management fees; pest control, janitorial, and security services; reserves, any and all assessments Landlord must pay for the Building pursuant to any covenants, conditions or restrictions and agreements affecting the Building or the Project; any costs levied, assessed or imposed by, or at the direction of, regional, municipal, or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises, including required traffic management and fire safety programs and the Americans With Disabilities Act; the cost (amortized over a reasonable period as Landlord shall determine together with interest at the rate of Landlords financing of improvements or at a rate allowed by Law on the unamortized balance) of any capital improvements made to the Project or the Common Areas by the Landlord or replacement of any building equipment (i) needed to operate the Building or the Common Areas as required by any federal, state, regional, municipal, or local governmental authority, (ii) installed as a labor-saving device or to affect other economies in the operation or maintenance of the Building, or (iii) needed periodically to maintain the appearance of the Building and its quality; costs incurred in the management of the Building including supplies, wages, salaries, payroll expenses, taxes and similar governmental charges with respect to employees used in the management, repair, operation, and maintenance of the Building; Project or Building management office rental; air conditioning, waste disposal, utility systems, mechanical systems, heating, ventilating, and elevator maintenance costs; supplies, materials, equipment, and tools; costs of maintaining the plumbing, heating, ventilating, air conditioning, and electrical systems installed or furnished by Landlord, depreciation of the cost of acquiring or the rental value of personal property used in maintenance, and all other upkeep of Common Areas; costs and expenses of gardening, landscaping, and interior plant service; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the Building, including the Common Areas; costs and expenses of resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security, and similar items, including appropriate reserves for the parking areas; and, appropriate reserves to provide for maintenance, repair and replacement of improvements in the Building as determined by Landlord based on annual projections of costs.

12.2. Tenant shall pay to Landlord, as additional Rent, Tenant's Pro Rata Share of the Operating Expenses in the following manner:

12.2.1. From the Commencement Date until December 31, 2010, Tenant shall pay Landlord $3,156.75 per month to satisfy all of Tenant's obligation to pay Operating Expenses for 2010.

12.2.2. Commencing in the year 2012, Tenant shall pay to Landlord, in addition to the Base Rent, Tenant's Pro Rata Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year. Such excess is referred to herein as the "Operating Expense Increase," and shall be paid to Landlord in accordance with the following provisions:

12.2.2.1 The Operating Expenses paid in 2010 shall not be subject to the process using a "Comparison Year." The first year that shall be used as a "Comparison Year," as defined below, will be 2011.

12.2.2.2 Tenant's Share" is defined, for purposes of this Lease, as the percentage set forth in the Section titled "Tenant's Pro Rata Share" of the Article titled "Definitions."

12.2.2.3 "Base Year" is defined as 2010.

12.2.2.4 "Comparison Year" is defined as each calendar year during the Term subsequent to the Base Year. However, Tenant shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Tenant shall pay Tenant's Share, notwithstanding they occur during the first twelve (12) months). Tenant's Share of the Operating Expense Increase for the last Comparison Year of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

12.3. Tenant shall pay to Landlord, as additional Rent, Tenant's Share of such Operating Expenses in the following manner:

12.3.1. Within one hundred twenty (120) days following the end of each Comparison Year, Landlord shall furnish Tenant with a statement covering the calendar year just expired (certified as correct by an authorized representative of Landlord, or if requested by a majority of the tenants in the Building by a certified public accountant) showing (i) the total Operating Expenses for the Comparison Year; (ii) the amount of Tenant's Share of such Operating Expenses for the Comparison Year; and (iii) the amount, if any, of the increase between Operating Expenses of the Base Year and Operating Expenses of the Comparison Year, which is the amount owed to Landlord by Tenant. Tenant shall pay the difference, if any, between the Comparison Year and the Base Year within ten (10) days after Tenant's receipt of such statement. The foregoing obligation shall survive the expiration or earlier termination of this Lease, and any excess payments owed to Landlord or Tenant shall be paid within ten (10) days following delivery of the final statement.

12.3.2. obligation shall survive the expiration or earlier termination of this Lease, and any excess payments owed to Landlord or Tenant shall be paid within ten (10) days following delivery of the final statement.

12.4. Landlord and Tenant acknowledge and agree that if the Building is not ninety-five percent (95%) occupied during any calendar year, on a monthly average, Operating Expenses shall be increased to reflect the Operating Expenses of the Building as though it was ninety-five (95%) occupied and the Operating Expense Increase payable by Tenant shall be based upon the Operating Expenses so adjusted.

12.5. Operating Expenses shall not include depreciation on buildings or equipment (other than personal property as provided above) Landlord's executive salaries or real estate brokers' commissions, expenses relating to the parking facilities, utilities, principal, or interest expense, except to the extent attributable to the improvements described above, the cost of capital expenditures not included above Landlord's general overhead and general administrative expenses not related to the management and operation of the Building, any and all costs of selling, exchanging, or refinancing the Project, including escrow charges, transfer taxes and loan fees and points, costs incurred by Landlord to repair damage to the Building to the extent Landlord is reimbursed by insurance proceeds, costs incurred to install, improve, renovate, decorate, or redecorate space for tenants or vacant space, including costs incurred by Landlord in connection with any work letter relating to such space, all items and services for which Tenant or any other tenant of the Building reimburses Landlord (other than by pass-throughs of Operating Expenses) or that Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement, advertising, marketing and promotional expenditures, tax penalties incurred as a result of Landlord's negligence or inability or refusal to make payments when due and costs incurred due to Landlords violation of any of the terms and conditions of this Lease or any other lease relating to the Building.

12.6. If at any time during the Term of this Lease, it shall be determined by rule, regulation or competent authority of any governmental or quasi-governmental entity having jurisdiction over the Premises or the Project, that any material, substance, service equipment, or system must be installed in or removed from the Premises or the Building in order to protect or maintain the health or safety of Tenant or those entering upon or working within the Premises, Landlord shall make such installation or removal. The cost of such installation or removal shall be included in Operating Expenses, unless the requirement of the installation or removal of any such material, substance, service or equipment is occasioned by the fault of Tenant in which event such cost shall be borne by Tenant.

13. TAXES; ASSESSMENTS

13.1. Tenant shall pay to Landlord, in the manner provided in the Article titled "Operating Expenses," Tenant's Pro Rata Share, of all the real property taxes and general and special assessments ("real property taxes") levied and assessed against the Lot, Building, and other improvements of which the Premises are a part.

13.2. If any general or special assessment is levied and assessed against the Premises which under the Laws then in force may be evidenced by improvement or other bonds and may be paid in annual installments, only the amount of such annual installment, with appropriate proration for any partial year, and interest thereon shall be included within a computation of taxes and assessments levied against the Premises.

13.3. Tenant shall pay to Landlord any and all excise, sales, privileges and other taxes (other than net income and estate taxes) levied or assessed by any federal, state or local authority ("taxing authority") upon the Rent received by Landlord hereunder. Tenant shall also pay to Landlord any business tax imposed upon Landlord by any taxing authority whether or not such tax is based or measured, in whole or in part, by amounts charged to Tenant or received by Landlord from Tenant under this Lease.

13.4. If at any time during the Term of this Lease, any taxing authority shall alter the methods and/or standards of taxation and/or assessment ("tax plan"), in whole or in part, so as to impose a tax plan in lieu of or in addition to the tax plan in

existence as of the date of this lease, such taxes or assessments based upon such altered tax plan including: (i) any tax assessment, excise, surcharge, fee, penalty, bond or similar imposition ("impositions") whether or not in lieu, partially or totally, of any impositions assessed against the Lot, Building, and other improvements of which the Premises are a part prior to any alterations in the tax plan; (ii) any impositions on Landlord's right to Rent or other income from the Premises or against Landlord's business of leasing the Premises; (iii) any impositions allocable to or measured by the area of the Premises or the Rent payable hereunder, including without limitation any impositions levied by any taxing authority with respect to such rental or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) any impositions upon this Lease transaction or any document to which Tenant is a party which creates or transfers any interest or estate in or to the Premises; and (v) any special, unforeseen or extraordinary impositions however described, shall also be considered taxes for the purposes of this Lease.

13.5. Tenant's liability to pay the increase in real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal year included in the Term at its commencement and expiration.

13.6. Tenant shall pay, before delinquency, all taxes that are levied and assessed against Tenant's personal property installed or located in or on the Premises, and that become payable during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. "Taxes" shall include assessments, license fees, license taxes, business license fees, commercial rental taxes, levies, charges, penalties, taxes or similar impositions, imposed by any authority having the direct power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Project, including but not limited to, the following:

13.6.1. any tax on Landlord's right to other income from the Premises or as against Landlord's business of leasing the Premises;

13.6.2. any assessment, tax, fee, levy, or charge in substitution, partially or totally, of any assessment, tax, fee, levy, or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies, and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges be included in Real Property Taxes for the purposes of this Lease;

13.6.3. any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, city, or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof, and

13.6.4. any assessment, tax, fee, levy, or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

13.7. Whenever possible, Tenant shall cause said trade fixtures, furnishings, equipment and personal property to be separately assessed. If, however, any taxes on Tenant's Personal Property are levied against Landlord or Landlord's Property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's personal property and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

13.8. If at any time during the Term of this Lease any of Tenant's Taxes are levied against Landlord or Landlord's property, or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or fixtures of Tenant or upon such improvements made to the Premises, Landlord shall not be obligated to pay such Tenant's Taxes. If Landlord pays such Tenant's Taxes so levied or so based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under protest if requested by Tenant in writing, then Tenant shall, within ten (10) days after receipt of Landlord's written demand for payment thereof, repay to Landlord such Tenant's Taxes so paid by Landlord, or the portion of such Tenant's Taxes resulting from such increase in the assessment. However, in any such event, Tenant shall have the right in the name of the Landlord and with Landlord's full cooperation, but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such Tenant's Taxes so paid, any amount so recovered to belong to Tenant. The portion of any such Tenant's Taxes to be paid by Tenant pursuant to this Section shall be determined by Landlord from the respective values assigned in the assessor's worksheets or from such other best information as may be reasonably available to Landlord.

14. TERMINATION

Provided Tenant fully and completely satisfies each of the conditions set forth in this Article, Tenant shall have the option ("Termination Option") to terminate this Lease effective as of January 1, 2011 (the "Termination Date"). In order to exercise the Termination Option, Tenant must fully and completely satisfy both of the following conditions: (a) Tenant must give Landlord written notice ("Termination Notice") of its exercise of the Termination Option, which Termination Notice must be delivered to Landlord at least ninety (90) days prior to the Termination Date, and (b) at the time of the Termination Notice Tenant shall not be in default under this Lease after expiration of applicable cure periods.

15. MAINTENANCE

15.1. Except as otherwise provided in this Article, and the Articles titled "Destruction" and "Condemnation," and subject to Tenant's obligation to pay its pro-rata share of Operating Expenses as set forth in this Lease, Landlord shall maintain the entire Premises (including, but not limited to, any and all appurtenances wherever located, including the interior surfaces of the exterior walls; the exterior and interior portions of all doors, door frames, door glass, door checks, other entrances; interior portions of windows, window frames, plate glass, suite fronts, signs; all plumbing and sewage fixtures and equipment, utilities, mechanical equipment, fixtures, walls, floors, ceiling, carpets, drapes, painted surfaces wall coverings, cabinets, shelves, whether any work or repair, replacement, renewal, or restoration is interior or exterior to the Premises, is foreseen or unforeseen, or is ordinary or extraordinary) in good tenantable condition, order and repair as reasonably determined by Landlord, including, but not limited to, all additions and improvements made by or for the Tenant and all items of maintenance, alteration, or reconstruction that may be required by a governmental agency having jurisdiction.

15.2. If Tenant fails, refuses, or neglects to commence and complete repairs promptly and adequately, to remove any liens, to pay any cost or expense, to reimburse Landlord, or otherwise to perform any act or fulfill any obligation required of Tenant, Landlord may make or complete the repairs, remove the lien, pay any cost or expense, perform the same without prior notice to, but at the sole expense of, Tenant. Tenant shall promptly reimburse Landlord for all expenses of Landlord for all expenses incurred, including an administrative fee of fifteen percent (15%), within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of the expenses. Landlord's rights and remedies pursuant to this Section shall be in addition to any and all rights and remedies provided under this Lease or at law and shall not affect a waiver of Tenant's obligations.

15.3. Landlord shall provide janitorial service five (5) days per week. Tenant, as a material part of the consideration rendered to Landlord, in entering into this Lease, hereby waives the provisions of the California Civil Code Laws with respect to Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of repairs from Rent.

15.4. Landlord shall, at Tenant's sole expense, in the manner described in the Article titled, "Operating Expenses," enter into a maintenance agreement for the maintenance of any heating and/or air conditioning units servicing the Premises with acceptable maintenance service person or entity. Tenant shall pay the costs of the agreement as additional Rent. In the event that any heating and/or air conditioning unit services more than one Tenant, Tenant shall pay a reasonable proportion of the cost of the maintenance agreement (including labor and parts), which proportion shall be determined by Landlord based upon Tenant's proportionate share of the square footage of the area serviced by the unit.

15.5. Landlord shall keep in good condition and repair the roof and structural components of the Premises except when the maintenance and repair is necessitated by reason of Tenant's negligence, alteration of or addition to the Premises, or Tenant's breach of any term or condition of this Lease. All costs of Landlord's maintenance and repairs shall be borne by Tenant and prorated in the manner set forth in the Article titled "Operating Expenses." Landlord shall have no obligation to make any repairs until Landlord has received written notice from Tenant with respect to the need for repairs, and Landlord shall not be deemed to be in default with respect to its obligation to repair unless and until Landlord has (i) received written notice and (ii) failed to make repairs within a reasonable period following the receipt of the notice. Landlord shall, after receiving written notice, exercise due diligence in making repairs. Tenant waives any provisions of any and all Laws permitting Tenant to make repairs at Landlord's expense. Landlord shall enforce any express construction warranties for the benefit of Tenant to the extent that they are available. There shall be no abatement of Rent and no liability of Landlord under any circumstances by reason of any loss of or any injury to property, lost profits, or for injury to or interference with Tenant's business arising from the making of or Landlord's failure to make any repairs, alterations, or improvements.

15.6. Landlord shall, at Tenant's cost, repair and maintain the Common Areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall operate the Project, in Landlord's sole discretion, as a first class office/commercial real property development. All expenses in connection with the Common Areas shall be charged and prorated in the manner set forth in the Article titled "Operating Expenses." It is understood and agreed that the phrase "expenses in connection with Common Areas" shall include, but shall not be limited to, all sums expended in connection with Common Areas for all general maintenance and repairs; resurfacing; painting; restriping; cleaning; sweeping; janitorial services; maintenance and repair of sidewalks, curbs, and Building signs (other than Tenant's sign); irrigation systems; planting and landscaping; lighting and other utilities; painting of all exterior surfaces of the Building or buildings in the Project; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, automatic sprinkler systems, lighting systems, storm drainage systems and any other utility systems; personnel to implement the service, including, if Landlord deems necessary, the cost of security guards and/or all costs and expenses pertaining to a security alarm system for the tenants; police and fire protection services; personal property taxes levied on or attributable to personal property owned by Landlord which is consumed in the operation or maintenance of Common Areas; depreciation and maintenance of operating machinery and equipment (if owned) and rentals paid for machinery and equipment (if rented); any parking charges, surcharges or any other costs levied or assessed by local, state or federal governmental agencies in connection with the use of parking facilities; fees for required licenses and permits; adequate public liability and property damage insurance on Common Areas; reserves for exterior painting and other appropriate reserves; and a reasonable allowance to

Landlord for Landlord's supervision of Common Areas, which cost shall not exceed three percent (3%) of the total of the aforementioned expenses for said calendar year. Landlord may, however, cause any or all of these services to be provided by an independent contractor or contractors.

15.7. Landlord's exercise of any right or obligation to maintain or repair the Premises, Common Areas and/or other areas of the Project shall not entitle Tenant to any abatement of Rent, compensation or damages for injury, loss or inconvenience.

15.8. Tenant waives the right to make repairs at Landlord's expense under any Law, including, but not limited to, Sections 1932, 1933, 1941, and 1942 of the California Civil Code.

15.9. Tenant, at its own expense, shall make all repairs to the Project that are made necessary by any breach of this Lease or any misuse or neglect by:

15.9.1. Tenant or any of its officers, agents, employees, contractors, licensees, or subtenants; or

15.9.2. Any visitors, patrons, guests, or invitees of Tenant or its subtenant.

15.10. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor approved in advance by Landlord, and shall be made only at a time or times as shall be approved by Landlord. Landlord may impose reasonable restrictions and requirements with respect to repairs.

15.11. Tenant shall, at its own expense, keep and maintain the Premises in a clean, sanitary, and safe condition in accordance with all Laws.

15.12. Tenant shall, at its own expense, install and maintain fire extinguishers and other fire protection devices (other than sprinkler systems) as may be required in the Premises by any agency having jurisdiction and/or by the insurance underwriters insuring the Building.

16. <u>UTILITIES AND SERVICES</u>

16.1. Except as otherwise provided in this Article, Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, but not limited to, electricity and telephone service and for all connection charges.

16.2. If Tenant requires or utilizes more water or electrical power than Landlord considers reasonable or normal for general office use, Landlord may at its option (i) require Tenant to pay, as additional Rent, the cost, as fairly determined by Landlord, incurred by the extraordinary usage and (ii) install separate meter(s) or monitors for the Premises, at Tenant's sole expense.

16.3. In the event that Landlord furnishes any utilities (referred to as the "Jointly Metered Utilities"), Landlord shall only be required to provide heating, air conditioning, electric and ventilation during normal business hours. Landlord shall define normal business hours from time to time in the Rules and Regulations. Overtime HVAC will be billed at $ 25.00 per hour.

16.4. Tenant shall pay to Landlord, as additional Rent, the cost of all Jointly Metered Utilities in the following manner:

16.4.1. Tenant shall pay to Landlord, as additional Rent, on the first day of each calendar month of the Term, an amount equal to Landlord's best estimate (based on Landlord's budgeted figures) of all Jointly Metered Utilities based upon Tenant's proportionate share of the occupied square footage of the Building or buildings serviced by meter and any extraordinary uses which may be made by Tenant;

16.4.2. Within sixty (60) days following the end of each calendar year, Landlord shall furnish Tenant with a statement covering the calendar year just expired (certified as correct by an authorized representative of Landlord, or if requested by a majority of the tenants in the Building by a certified public accountant) showing (i) the total cost of Jointly Metered Utilities; (ii) the amount of Tenant's proportionate share of the Jointly Metered Utilities for the calendar year; and (iii) the payments made by Tenant with respect to a period as set forth in this Article. If Tenant's payments exceed Tenant's proportionate share of costs, Tenant shall be entitled to offset the excess against the next payments due Landlord as set forth in this Article. However, if Tenant's proportionate share of the Jointly Metered Utilities exceeds Tenant's payments, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of statement. In addition, Tenant's proportionate share of the total Jointly Metered Utilities for the previous calendar year shall be used as an estimate for the current year and paid to Landlord pursuant to the provisions of this Article.

16.5. Landlord shall, during all normal business hours, maintain and keep lighted the common stairs, common entries, and toilet rooms in the Building of which the Premises are a part.

16.6. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord's failure to furnish any utilities when such failure is caused by: accident; act of God; breakage; repairs; strikes; lockouts or other labor disturbances or labor disputes of any character; any Law, moratorium, or other action of any federal, state, county, or municipal authority; inability despite the exercise of reasonable diligence by Landlord to obtain electricity, water, or fuel; or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. No failure or interruption shall entitle Tenant to terminate this Lease. Also, no eviction of Tenant shall

result from the failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of the failure. Landlord shall not be liable, under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost, including the cost of installation, and the cost of operation and maintenance to be paid by Tenant to Landlord upon demand by Landlord.

16.7. Landlord reserves the right to stop providing plumbing, ventilation, air conditioning, electric, water, or any other service provided by Landlord under this Lease, when necessary by reason of accident or emergency or for repairs, alterations or improvements, which in the reasonable judgment of Landlord are desirable or necessary to be made, until the repairs, alterations, or improvements shall have been completed.

16.8. Tenant acknowledges that the Base Rent payable to Landlord does not include the cost of guard service or other security measures. Landlord shall have no obligations to provide guard service or other security measures. If Landlord does choose, at its sole discretion, to provide such services the cost shall be allocated to Tenant as provided by the Article titled, "Operating Expenses." Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

17. <u>INDEMNITY AND EXCULPATION</u>

17.1. Tenant is liable for, and shall indemnify, protect, defend, and hold Landlord harmless from and against, any and all loss, claims, actions, suits, liabilities, judgments, costs, and expenses (including attorneys' fees) by reason of the following:

17.1.1. Injury to any person or property, from whatever cause, all or in part connected with the condition or use of the Premises or the improvements or personal property located in the Premises, including, but not limited to, any liability for injury to the person or property of Tenant, its agents, officers, employees, invitees or trespassers;

17.1.2. any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Project or the Common Area;

17.1.3. any breach or Event of Default in the performance of any obligation to be performed by Tenant under the terms of this Lease; and

17.1.4. any act, neglect, fault or omission of Tenant or of its agents or employees, except to the extent caused by or resulting from the sole negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises, the Building, or the Project.

17.2. Tenant shall, at Tenant's expense, resist and defend any action, suit, or proceeding or cause the same to be resisted or defended by counsel designated by Tenant and approved by Landlord in writing. Tenant's obligation shall survive the termination of this Lease, if the incident requiring defense occurred during the Term.

17.3. Neither Landlord nor any manager, member, partner, director, officer, agent or employee of Landlord ("Landlord Parties") shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, subtenants, licensees for any loss, injury or damage to or death of Tenant or to any other person, or to its or their property, goods, wares, and merchandise in, upon, and about the Premises irrespective of the cause of injury, damage or loss, except to the extent caused by or resulting from the sole negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises, the Building, or the Project. Neither Landlord nor any manager, member, partner, director, officer, agent or employee of Landlord shall be liable (i) for any such damage caused by other tenants or persons in or about the Project, or caused by quasi-public work, or (ii) for consequential damages arising out of any loss of the use of the Premises or of any equipment or facilities by Tenant or any person claiming through or under Tenant. Except as provided in this Section, Tenant, as a material part of the consideration to Landlord, assumes all risk of all damage to property or injury or death to person in, upon or about the Premises from any cause whatsoever. Tenant waives all its claims for negligence (whether active or passive) against Landlord and Landlord Parties.

17.4. All of Tenant's releases and indemnification, defense, and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

17.5. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

18. <u>INSURANCE</u>

18.1. Landlord shall maintain, at Tenant's expense (pro rated in the manner described in the Article titled, "Operating Expenses"), a policy or policies of insurance, as Landlord reasonably deems necessary from time to time or is required by Landlord's lenders, protecting against the following:

18.1.1. Fire and other perils normally included in the extended coverage insurance with special form, to the extent of at least one hundred percent (100%) of the insurable value of the Building and other improvements on the Premises exclusive of trade fixtures, equipment, goods and materials belonging to Tenant;

18.1.2. Rent loss insurance to the extent of at least one hundred percent (100%) of the annual gross rentals from the Project of which the Premises constitutes a part; and

18.1.3. Public liability and property damage insurance and products liability insurance with respect to Common Areas for the benefit of Landlord: (i) in amounts not less than $1,000,000 for bodily injury or death to any one person, and in an amount not less than $2,000,000 per occurrence; and (ii) for property damage in an amount of not less than $1,000,000 per occurrence. Said amounts shall be subject to adjustment every three (3) years to the then prevailing limits normally required for operations of the type conducted by Tenant on the Premises.

18.2. Landlord may maintain, at the Tenant's expense (pro rated in the manner described in the Article titled "Operating Expenses"), boiler and machinery insurance on all boilers, heating equipment, air conditioning equipment, and other pressure vessels and systems that may be located in, on, or about the Premises.

18.3. Tenant shall maintain in force and effect at all times during the Term of this Lease, and at all times during any early entry whereby Tenant desires to perform any work or store any property in the Premises, a policy or policies of fire, extended coverage, and special extended coverage ("all risk") insurance with respect to Tenant's Trade Fixtures, furniture, personal property, equipment, goods and materials located in the Premises, sprinkler leakage, energy systems coverage, coverage for water damage to contents, and earthquake sprinkler leakage, with vandalism and malicious mischief endorsements to the extent of at least one hundred percent (100%) of their insurable value, including all leasehold improvements and betterments to the Premises installed by or paid for by Tenant. Coverage shall also include all personal property of third parties to the extent any such fixtures and personal property are used or located in the Premises. During the Term of this Lease, the proceeds of any such policy or policies of fire insurance shall be used solely for the repair or replacement of the fixtures or equipment so insured. Landlord shall have no claim or interest in said insurance and shall sign all documents necessary to effectuate the settlement of any claim or loss by Tenant.

18.4. Tenant shall maintain in force and effect at all times during the Term of this Lease, with an insurance company acceptable to Landlord, a comprehensive general liability insurance policy with respect to the Premises, for the joint benefit of Landlord and Tenant for personal injury in amounts of not less than $1,000,000 for bodily injury or death to any one person, in an amount not less than $3,000,000 per occurrence, for property damage in an amount of not less than $1,000,000 per occurrence, and in an amount not less than $3,000,000 general aggregate on a per location basis. Such insurance shall also include blanket contractual coverage covering Tenant's indemnity obligations hereunder, public liability, broad form property damage, products liability, completed operations, legal liability in excess of recovery obtained by Landlord under any insurance maintained by Landlord liquor liability or host liquor liability, if Tenant serves liquor in the Premises, and owned and non-owned automobile coverages. The amounts of such public liability insurance shall be increased from time to time as Landlord may reasonably determine or as required by any lender with an interest in the Project. Such insurance must include: (a) specific coverage provisions or endorsements naming Landlord and Property Manager as additional insureds by an "Additional Insured – Managers or Landlords of Premises" endorsement (or equivalent coverage or endorsement); and (b) provisions stating that the insurer has a duty to defend all insureds under the policy (including additional insureds), and that defense costs are paid in addition to, and do not deplete, the policy limits. Tenant shall furnish Landlord with a certificate of insurance with respect to such policy or policies prior to entry of the Premises.

18.5. Tenant shall maintain in force and effect at all times during the Term of this Lease with an insurance company acceptable to Landlord, workers' compensation insurance, including employer's liability coverage, as required by any and all Laws.

18.6. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article that may be prohibited by any insurance policy periodically in force covering the Project. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Project or any portion thereof, Tenant shall pay any such increase in premiums as additional Rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Project or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

18.7. Landlord and Tenant hereby mutually release each other from liability and waive all right to recover against each other (and against the members, officers, employees, and agents of the other party) from any loss or damage from perils insured against under their respective fire insurance policies, including any extended coverage and endorsements to said policies. However, this Section shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. The Parties shall, in obtaining the policies of insurance that they are required to maintain under this Lease, give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease, and each shall obtain, if available, from their respective insurance companies, a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be. In the event that the insurance company of Tenant does not waive the right of subrogation against Landlord and its insurance company, Tenant shall (i) maintain during the Term of this Lease fire legal liability coverage with respect to the Premises and (ii) shall pay to Landlord upon demand, Landlords cost incurred in securing fire legal liability protecting Landlord in the event of the destruction of Tenant's property.

18.8. All the insurance required under this Lease shall:

18.8.1. Be issued by insurance companies authorized and licensed to do business in the State of California, with a General Policyholders Rating of "A", and a financial rating of at least superior status as rated in the most recent edition of Best's Insurance Reports;

18.8.2. Be issued as a primary policy, not a contributory policy;

18.8.3. Contain an endorsement requiring one (1) month written notice from the insurance company to both Landlord and Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.

18.8.4. Be issued by a responsible carrier reasonably acceptable to Landlord.

18.9. Tenant may elect to have (i) reasonable deductibles not to exceed $2,000 in connection with the policies of insurance required to be maintained by Tenant under this Section and (ii) the insurance coverage required to be maintained under this Lease by Tenant provided under "umbrella" policies of insurance provided that Tenant obtains a "per project, per location endorsement."

18.10. Tenant shall deliver to Landlord at least ten (10) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverages with limits not less than those specified above and certified copies of all required endorsements. With the exception of Workers Compensation, such certificates and the policies they refer to, shall (i) be endorsed to name Landlord and each of its affiliates, lenders and agents so designated by Landlord from time-to-time as additional insureds, (ii) expressly provide that the interests of such persons therein shall not be affected by any breach by Tenant of any policy provision for which such certificates or endorsements evidence coverage, (iii) be on an occurrence basis and (iv) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. A copy of the additional insured endorsement for policies currently in effect shall be attached to the certificates as required above. Further, each such certificate and endorsement shall expressly provide that no less than thirty (30) days' prior written notice shall be given Landlord in the event of material alteration or cancellation of the coverage evidenced by such certificate or endorsement. The words "Carrier agrees to provide such notice" shall be used on Certificates of Insurance provided to Landlord. Certificates of Insurance containing such phrases as "Carrier shall endeavor to notify Certificate Holder..." shall not be considered acceptable for the purposes of this provision. The insurance which Tenant is required to maintain in force and effect under this Agreement shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory with any other available insurance. The certificates of insurance evidencing the liability insurance coverage shall contain an endorsement to such effect.

18.11. If on account of a failure of Tenant to comply with the provisions of the above Section, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant as additional Rent upon receipt of a bill therefore and evidence of such loss or damage.

18.12. In no event shall the limits of any coverage maintained by Tenant pursuant to this Article be considered as limiting Tenant's liability under this Lease.

18.13. Tenant recognizes and acknowledges that Tenant's failure to obtain or maintain the required insurance will expose Landlord to risks and potentially cause Landlord to incur costs and expenses not contemplated by this Lease. In any such event, Landlord shall be damaged by these risks and potential costs, the extent of which will be extremely difficult and impractical to ascertain. The costs and expenses include, but are not limited to, processing and accounting charges, legal costs, and default interest charges that may be imposed on Landlord by the terms of any loan documents or other obligation secured by any encumbrance on the Premises. Since Tenant desires to limit the amount of damages for which Tenant might be liable if Tenant fails to obtain or maintain the required insurance, Tenant agrees for any month or portion thereof that Tenant does not obtain or maintain the required insurance and/or does not provide Landlord with the required binders or certificates evidencing the existence of the required Insurance, the Base Rent shall be automatically increased, without any requirement of notice to Tenant, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Landlord will incur by reason of Tenant's failure to obtain or maintain the required insurance.

18.14. Such increase in Base Rent shall in no event (i) constitute a waiver of Tenant's default or breach with respect to the failure to obtain or maintain such insurance, (ii) prevent the exercise of any of the other rights and remedies available to Landlord, nor (iii) relieve Tenant of its obligation to maintain the insurance specified in this Lease. This increase in Base Rent shall be deemed additional Rent and collection shall be in addition to all of Landlord's other rights and remedies in this Lease or at law or in equity and shall not be construed as limiting Landlord's remedies in any manner.

18.15. If Tenant fails to maintain any insurance required hereunder, Landlord may, if possible, elect to procure such policies for Tenant's account, and the cost thereof, plus an administrative fee of fifteen percent (15%), shall be immediately due and payable by Tenant as additional Rent. Landlord is under no obligation to make such an election.

19. <u>ALTERATIONS</u>

19.1. Tenant shall not make any alterations to the Premises except as provided in this Lease. Any alterations, additions or improvements desired by Tenant shall be made, at Tenant's expense only after Tenant submits detailed final plans and drawings to Landlord and obtains Landlord's consent to alterations and approval of the plans. Work shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall construct the alterations in accordance with the plans and specifications approved by Landlord, and shall not amend or modify the plans and specifications without Landlord's prior written consent. If the proposed change requires the consent or approval of the holder of a mortgage encumbering the Project, consent or approval must be secured prior to the construction of the alteration. Tenant agrees that there shall be no construction of partitions or other obstructions, which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing the installations or facilities. All work shall be done at times and in a manner as Landlord may from time to time reasonably designate. Any alterations, additions or improvements shall be in conformity with all Laws and in full compliance with the requirements of any mortgages encumbering the Project and any insurance policies relating to the Project. Tenant shall remove any alterations, additions or improvements Tenant has made to the Premises. Tenant, at its sole cost, shall restore the Premises to the condition in which they were received by Tenant at the Commencement Date of the Lease. Tenant shall fully restore the Premise before the last day of the Term.

19.2. Before commencing any work, whether or not Landlord's consent is required, Tenant shall give Landlord at least ten (10) days' written notice of the proposed commencement of the work to allow Landlord to post and record, at Tenant's expense, notices of non-responsibility. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, appropriate insurance and, if the cost of the work exceeds $10,000, a completion and lien indemnity bond satisfactory to Landlord for any work. Tenant further covenants and agrees that any mechanic's lien or other lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant as provided in the Article titled "Mechanic's Liens" below. Upon completion of any work, Tenant shall record a notice of completion sufficient under applicable mechanic's lien Laws.

19.3. Tenant may install Tenant's Trade Fixtures, machinery, or other trade equipment in conformance with all Laws and in full compliance with the requirements of any mortgages encumbering the Project and any insurance policies relating to the Project. Tenant may remove any Tenant Trade Fixtures or machinery upon the expiration or termination of this Lease if Tenant is not in default under the terms and conditions of this Lease. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, the provisions under the Article titled "Surrender of Premises" of this Lease shall apply.

19.4. Any electrical wiring, conduit, junction boxes and outlets installed by Tenant shall comply with all building codes and shall become the property of Landlord upon termination/expiration of this Lease.

20. Mechanics' Liens

20.1. Tenant shall pay when due, all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant shall keep the Building, other improvements, and the Lot free and clear of all mechanic's liens resulting from construction or other work done by or for Tenant. Tenant indemnifies and holds Landlord harmless against loss, damage, attorney's fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it. If Tenant shall not, within ten (10) days following the imposition of any liens, cause the lien to be released of record by payment or posting of a proper bond satisfactory to Landlord, then Landlord shall have, in addition to all other remedies provided in this Lease or by law, the right to cause the lien to be released by any reasonable means as Landlord shall deem proper, including payment and/or defense against the claim giving rise to the lien. All sums paid by Landlord and all expenses incurred by it in connection, together with an administrative fee of fifteen percent (15%), shall create automatically an obligation of Tenant to pay an equivalent amount to Landlord as Rent, which Rent shall be payable by Tenant on Landlord's demand, with a late charge (as defined under the Article titled "Late Charges") and interest accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant.

20.2. Tenant shall have the right to contest the correctness or the validity of any lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of the California Civil Code Laws and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

21. Destruction

21.1. In the event of total or partial destruction of the Building and/or the Premises, Landlord may elect as soon as reasonably possible, to commence repair, reconstruction and restoration of the Building and/or the Premises. In that event, this Lease shall remain in full force and effect. However, within ninety (90) days after the date of the damage or destruction, Landlord, in Landlord's sole and absolute discretion, and regardless of the availability of insurance proceeds, may elect not to repair, reconstruct or restore the Building and/or the Premises. In that event, this Lease shall terminate as of the date of the damage or destruction.

21.2. In the event of a partial damage to or destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value, Landlord shall commence and proceed with reasonable diligence with the work of repair, reconstruction and restoration if: (i) the damage is such that the Building and/or Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of the casualty; and (ii) if Landlord receives insurance proceeds sufficient to cover the cost of repairs. In that event, this Lease shall continue in full force and effect. Otherwise, Landlord, in Landlord's sole and absolute discretion, may either: (i) elect to repair, reconstruct or restore, in which case the Lease shall continue in full force and effect; or (ii) Landlord may elect not to repair, reconstruct or restore, in which case the Lease shall terminate as of the date of the partial damage or destruction. Under any of the conditions of this Section, Landlord shall give written notice to Tenant of its intention within the ninety (90) day period.

21.3. If any partial damage or destruction is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may, by written notice to Tenant within ninety (90) days after the date of the damage or destruction, elect to terminate this Lease as of the date of the damage or destruction.

21.4. If Landlord determines in Landlord's reasonable opinion that Tenant cannot be provided with reasonable use of and access to the repaired Premises or the Building within nine (9) months (or three (3) months during the last year of the Term) after the date of any damage or destruction, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within fifteen (15) days after the date of Landlord's determination, provided that the damage or destruction was not due to the negligence or willful misconduct of Tenant or its agents, employees or invitees.

21.5. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage or destruction resulting from any casualty occurs during the last twelve (12) months of the Term. Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. However, if Tenant has any unexercised options to extend the Term, if Tenant delivers written notice to Landlord exercising the option within five (5) days after the termination by Landlord, this Lease shall remain in effect subject to the remaining terms of this Article.

21.6. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article. Landlord shall not be liable for any failure to make any repairs if the failure is caused by any unavoidable delays (as defined in the Article titled "Force Majeure"). However if the failure shall persist for more than one hundred eighty (180) days, either Party may, by written notice to the other, terminate this Lease as of the date of the occurrence of the damage.

21.7. Upon termination of this Lease under any of the provisions of this Article, the Parties shall be released without further obligation to the other arising after the date possession of the Premises is surrendered to Landlord.

21.8. If Landlord is required or elects to restore the Premises as provided in this Article, Landlord shall prosecute the same with reasonable diligence to completion. However, Landlord shall not be required to restore alterations or improvements made by Tenant, Tenant Improvements, or Tenant's Personal Property. These excluded items are the sole responsibility of Tenant to restore. Without interfering with Landlord's repair and restoration process, Tenant shall commence and diligently prosecute to completion the repair and restoration of the alterations and improvements and replace all Tenant Improvements, or Tenant's Personal Property promptly upon delivery of the Premises to Tenant.

21.9. If Landlord elects to repair the damage, and, if the damage was due to the negligence or willful misconduct of Tenant, Tenant shall pay Landlord an amount equal to the difference between the actual cost of repair and any insurance proceeds received by Landlord. If the Premises, the Building or the Project is damaged, and the damage is of the type insured against under the fire and special form property damage insurance maintained by Landlord, the cost of repairing the damage, up to the amount of the deductible under the insurance policy, shall be included as a part of Operating Expenses.

21.10. Landlord and Tenant waive the provisions of any statutes or court decisions that relate to the abatement of Rent or termination of leases when leased property is damaged or destroyed and agree that the event shall be exclusively governed by the terms of this Lease.

21.11. If the existing Laws do not permit the restoration as described in this Article, either Party may terminate this Lease immediately by giving notice to the other Party.

21.12. If Landlord is required or elects to restore the Premises as provided in this Article, Tenant shall continue the operation of its business on the Premises, during the restoration period, to the extent reasonably practicable from the standpoint of prudent business management and to the extent that it will not interfere with the repair and restoration process.

21.13. Except for abatement of Rent as provided in this Article, Tenant shall have no claim against Landlord for any damage suffered by reason of any damage, destruction, repair or restoration of the Premises. Tenant shall not be entitled to any compensation or damages from Landlord as a result of any partial or total destruction of the Premises or for any inconvenience, loss, or damage that Tenant may incur as a result of the restoration process.

21.14. In the event that either Party elects to terminate this Lease under the enabling provisions of this Article, Tenant shall surrender to the Landlord all proceeds from the insurance policies described in the Article titled "Insurance," excluding proceeds for the Tenant's Personal Property.

21.15. In the case of damage or destruction caused from a risk covered by insurance provided in the Article titled "Insurance," there shall be no abatement or reduction of Rent. However, Tenant shall receive a credit against its Rent obligations to the extent that Landlord receives insurance proceeds attributable to Tenant's Rent lost during

the period that the destruction interferes with Tenant's use of the Premises. In the case of damage or destruction caused from a risk not covered by the insurance provided in the Article titled "Insurance," there shall be an abatement or reduction of Rent between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the Premises.

21.16. In the case of damage or destruction caused from a risk not covered by the insurance provided in the Article titled "Insurance," if the damage or destruction is caused by or arises out of Tenant's acts or omissions, or the acts or omissions of Tenant's agents, employees, contractors, and/or invitees, Landlord shall not have any obligation to repair or restore under this Article, and there shall be no abatement of Rent under this Lease. Nothing in this Article shall relieve or limit any liability of Tenant on account of related acts or omissions.

22. <u>CONDEMNATION</u>

22.1. "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

22.2. "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

22.3. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

22.4. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

22.5. If, during the Term or during the period of time between the execution of this Lease and the Commencement Date, there is any taking by condemnation of all or any part of the Lot, the Building, or other improvements, which are a part of the Premises, or any interest in this Lease, the rights and obligations of the Parties shall be determined pursuant to this Article.

22.6. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

22.7. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate pursuant to this Section by giving notice to Landlord within one (1) month after the nature and the extent of the taking have been finally determined. If Tenant elects to terminate this Lease as provided in this Section, Tenant also shall notify Landlord of the date of termination, which date shall not be earlier than one (1) month nor later than three (3) months after Tenant has notified Landlord of its election to terminate. However, this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If Tenant does not terminate this Lease within the one (1) month period, this Lease shall continue in full force and effect.

22.8. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Base Rent shall be reduced by an amount that is in the same ratio to Base Rent as the value of the area of the portion of the Premises taken bears to the total value of the Premises immediately before the date of taking.

22.9. If the parking area of the Premises is taken by condemnation, this Lease shall remain in full force and effect. However, if fifty percent (50%) or more of the parking area is taken by condemnation, either Party shall have the election to terminate this Lease pursuant to this Section.

22.10. If, within one (1) month after the date that the nature and extent of the taking are finally determined, Landlord notifies Tenant that Landlord at its cost shall add on to the remaining Premises' parking area so that the area and the approximate layout of the Premises and parking area will be substantially the same after the date of taking as they were before the date of taking, and Landlord commences the restoration immediately and completes the restoration within three (3) months after Landlord notifies Tenant, this Lease shall continue in full force and effect without any reduction in Base Rent, except the abatement or reduction made pursuant to Section 13 of this Article.

22.11. Each Party waives the provisions of the California Code of Civil Procedure allowing either Party to petition any court to terminate this Lease in the event of a partial taking of the Premises.

22.12. If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to Section 7 of this Article, Landlord at its cost shall accomplish all necessary restoration.

22.13. Rent shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of Rent shall be based on the extent to which the restoration interferes with Tenant's use of the Premises.

22.14. The award shall belong to and be paid to Landlord, except that Tenant shall receive from the award the following:

22.14.1. A sum attributable to Tenant's Improvements or alterations made to the Premises by Tenant in accordance with this Lease, which Tenant's Improvements or alterations Tenant has the right to remove from the Premises pursuant to the provisions of this Lease but elects not to remove; or, if Tenant elects to remove any of Tenant's Improvements or alterations, a sum for reasonable removal and relocation costs not to exceed the market value of Improvements or alterations;

22.14.2. A sum attributable to any excess of the market value of the Premises (exclusive of Tenant's Improvements or alterations for which Tenant is compensated under this Section) for the remainder of the Term, over the present value at the date of taking of the Base Rent payable for the remainder of the Term; and

22.14.3. A sum attributable to that portion of the award constituting severance damages for the restoration of the Premises.

22.15. The taking of the Premises or any part of the Premises by military or other public authority shall constitute a taking of the Premises by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) consecutive months. During the six (6) month period, all the provisions of this Lease shall remain in full force and effect. However, Rent shall be abated or reduced during the period of taking based on the extent to which the taking interferes with Tenant's use of the Premises. Landlord shall be entitled to whatever award may be paid for the use and occupation of the Premises for the period involved.

23. <u>ASSIGNMENT</u>

23.1. Tenant shall not voluntarily assign or encumber its rights or interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent through strict accordance with the following procedure:

23.1.1. Tenant must first give to Landlord a written notice of intent to sublease or assign (referred to as "Tenant's Notice") at least one (1) month prior to the effective date of any proposed subletting or assignment. Tenant's Notice must contain the following: (i) whether Tenant proposes to assign or sublet; (ii) the identity and trade of the proposed assignee or subtenant (each of which is referred to as the "Transferee") with accompanying financial statements and background information for the Transferee; (iii) the nature of the proposed Transferee's business to be carried on in the Premises; (iv) a signed statement from both the Tenant and the proposed Transferee stating all the terms and conditions of all their transactions concerning the Premises; and (v) in the case of a subletting, a copy of the proposed sublease.

23.1.2. Tenant must at all times promptly notify Landlord of any change and/or alteration of the items required to be in Tenant's Notice. Tenant's failure to do so, or any misrepresentation or untruth contained in Tenant's Notice, by either the Tenant or the proposed Transferee, shall constitute an Event of Default by Tenant, and Landlord shall have the right to elect to terminate this Lease in addition to all other remedies.

23.1.3. After receipt of Tenant's Notice, Landlord may, at any time within one (1) month of receipt, elect to recapture the Premises, or any part, and cancel this Lease as to the amount of the Premises recaptured, by mailing a written cancellation notice to Tenant. Cancellation shall become effective one (1) month after receipt of notice by Tenant. If only a portion of the Premises is recaptured, this Lease shall terminate only as to the portion and Rent payable under this Lease shall be proportionately reduced. Notwithstanding the foregoing, Tenant may avoid such termination by withdrawing its proposed assignment or sublease by written notice delivered to Landlord within five (5) days after Landlord's termination notice, and, in this event, this Lease shall continue in full force and effect.

23.1.4. If Landlord fails to exercise its right to cancel this Lease within the before-mentioned one (1) month period, the cancellation right on the part of the Landlord shall be deemed waived, but only with respect to the assignment or subletting specified in Tenant's Notice. Tenant may then assign this Lease or sublet the Premises in accordance with the terms of Tenant's Notice and the restrictions of this Article. Tenant understands and acknowledges that Landlord's right, as provided in this Article, to terminate this Lease rather than approve the assignment or the subletting of all or any portion of the Premises is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions in this Article.

23.2. Tenant agrees to pay Landlord an administrative fee of $250 in addition to all of Landlord's reasonable costs and expenses (including attorneys' fees) incurred in connection with the processing and documentation of any requested assignment, subletting, transfer, change of ownership, or hypothecation of this Lease or Tenant's interest in and to the Premises, which is submitted to Landlord for Landlord's consent.

23.3. Any mortgage, pledge or assignment of this Lease, or if Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, reorganization or liquidation shall constitute an assignment for the purposes of this Article. If Tenant is a corporation (other than a corporation publicly traded stock on a nationally recognized stock exchange), an unincorporated association, a limited liability company or a partnership, then the transfer (including a transfer by means of a merger), assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate in excess of fifty percent (50%) during any consecutive twelve (12) month period shall be deemed an assignment within the meaning and provisions of this Article. However, a transfer or assignment of any such stock or interest by a shareholder or member to his spouse, children or grandchildren is exempted from the foregoing provision. Tenant further acknowledges and understands that Landlord's consent is required to any change in entity form by Tenant, including, but not limited to, Tenant's change from a general partnership to a limited liability partnership or a limited liability company and that a condition to Landlord's consent to any change shall be Tenant's acknowledgment in writing that Tenant and its constituent

partners or owners remain fully liable and responsible under the Lease subsequent to the date of the change in entity form.

23.4. Should any transfer, assignment (whether voluntary or involuntary, by operation of law, under legal process or proceedings, by mortgage, by security assignment, by receivership, in bankruptcy, or otherwise), encumbrance, or sublease be made, or any of Tenant's rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, without obtaining Landlord's written consent, according to the procedure described above, the transfer, assignment, encumbrance, or sublease shall be voidable and ineffective and, at Landlord's election, shall constitute an Event of Default. Landlord's consent to any assignment, encumbrance, or sublease shall not constitute a further waiver of the provisions of this Section, including, but not limited to, Landlord's recapture right. The same shall apply to each successive transfer, assignment or subletting, if any. Landlord shall not unreasonably withhold consent. It shall not be unreasonable for Landlord to withhold consent because it wishes to exercise its right to recapture all or part of the Premises or because the proposed Transferee is any governmental agency, federal, state, local or foreign government, inconsistent with other tenants in the Project, or for Landlord to condition consent upon Landlord's determination that (i) no Event of Default has occurred with respect to Tenant's performance of any of its obligations (monetary or non-monetary) under this Lease; (ii) the proposed Transferee is as financially stable as Tenant and meets reasonable standards of credit-worthiness used by Landlord to assess a prospective tenant's ability to fulfill the obligations of the Lease; and (iii) the proposed Transferee is likely to conduct on the Premises a business of a character and quality substantially equal to that conducted by Tenant and in the entire Project in general. Consent by Landlord to an assignment or a subletting shall neither release Tenant from its primary liability under this Lease nor from its obligations in this Article.

23.5. One half (1/2) of any consideration received by Tenant for either assigning this Lease or from entering into a sublease contract, and one half (1/2) of any continuing Rent paid to Tenant from a Transferee in excess of the Rent Tenant was obligated to pay to Landlord at the time of the assignment or sublease, shall be paid to the Landlord, within ten (10) days of receipt, in consideration for Landlord's consent to any assignment or subletting. Tenant's failure to pay to Landlord the required consideration shall constitute an Event of Default by Tenant and Landlord shall have the right to immediately terminate this Lease in addition to all other remedies.

23.6. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all Rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect Rent and apply it toward Tenant's obligations under this Lease. However, until the occurrence of an Event of Default by Tenant, Tenant shall have the right to collect Rent. Notwithstanding any assignment, sublease, or other transfer, Tenant shall remain fully and primarily liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. If an Event of Default occurs, Landlord may proceed directly against Tenant without pursuing any Transferee. Landlord may modify this Lease without releasing Tenant from its obligations under this Lease, provided that Tenant shall not be responsible for any new obligations created by any modification.

23.7. No interest of Tenant in this Lease shall be assignable by operation of law, including, but not limited to, the transfer of this Lease by testacy or intestacy, or any Event of Default described in the Article titled "Default."

23.8. If a writ of attachment or execution is levied on this Lease, Tenant shall have ten (10) days in which to initiate removal of the attachment or execution and six (6) months to remove the same. If any involuntary proceeding in bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have two (2) months in which to have the involuntary proceeding dismissed or the receiver removed. Landlord shall have the option to extend time limitations.

23.9. Regardless of Landlord's consent, no subletting, assignment, hypothecation, license or concession shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the Rent and perform all other obligations to be performed by Tenant. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision. Consent to one assignment, subletting, hypothecation, license or concession agreement shall not be deemed consent to any subsequent assignment, subletting, hypothecation, license or concession agreement. In the Event of Default by any assignee of Tenant or any successor of Tenant in the performance of any of the Lease terms, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the Transferee. Landlord may consent to subsequent assignments, subletting, hypothecations, licenses or concession agreements and to amendments or modifications to this Lease, with assignees or other successors of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent and this action shall not relieve Tenant of liability under this Lease.

23.10. If Landlord does not elect to recapture pursuant to this Article, Tenant may enter into a valid assignment or sublease subject to the following conditions: (i) Landlord consents pursuant to this Article; (ii) the assignment or sublease is executed within ninety (90) days after Landlord has given its consent; (iii) Tenant pays (or causes to be paid) Landlord's reasonable costs and expenses (including attorneys' fees) incurred in connection with the processing and documentation of any requested assignment, subletting, transfer, change of ownership, or hypothecation of this Lease or Tenant's interest in and to the Premises; (iv) no Event of Default exists under the Lease as of the effective date of the assignment or sublease; (v) there have been no material changes (since the date on which Landlord's consent was given) with respect to the financial condition or background of the proposed Transferee or the business which the party plans to conduct on the Premises; and (vi) a fully executed original of the assignment or sublease (either of which shall state that the Transferee agrees, for the express benefit of Landlord, to be bound by all of the terms, covenants, and conditions of this Lease) is delivered to Landlord prior to the date the Transferee takes possession of any portion of the Premises.

23.11. Tenant agrees to protect, defend, indemnify and hold Landlord harmless with respect to any and all costs and expenses (including attorneys' fees) and liability for compensation claimed by any broker or agent in connection with any assignment, subletting or other transfer of Tenant's interest under the Lease.

23.12. Notwithstanding any other provision of this Lease, Tenant shall not, without Landlord's prior written consent, assign this Lease or sublet all or any part of the Premises for any purpose which would violate any negative covenant as to use contained in any then outstanding lease affecting the Building, in any declaration of restrictions affecting the Building, or in any mortgage or deed of trust affecting the Building. Landlord shall from time to time advise Tenant of any negative covenants, upon Tenant's making written request to Landlord for this information. Moreover, Tenant shall not assign or sublet to any party for a use that is not in compliance with the permitted uses as specified in the Article titled "Use, Limitations."

23.13. If Tenant is a partnership, any new general partner added to the partnership after the execution of this Lease shall be liable for the obligations of Tenant. Any general partner who ceases to be a general partner in Tenant after the execution of this Lease shall not be relieved of his liability for the obligations of Tenant.

24. DEFAULT

24.1. The occurrence of any of the following is a material default and breach and shall constitute an Event of Default by Tenant of this Lease:

24.1.1. The failure of Tenant to pay or cause to be paid when due any Rent, monies, or charges required by this Lease to be paid by Tenant;

24.1.2. The abandonment of the Premises by Tenant as defined in the Article titled "Abandonment";

24.1.3. Tenant causing or permitting, without prior written consent of Landlord, any act when this Lease requires Landlord's prior written consent or prohibits the act;

24.1.4. The making by Tenant of any general assignment for the benefit of creditors or any similar action for the protection or benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor or to have debts discharged or of a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days); the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; or Tenant's convening of a meeting of its creditors or any class for the purpose of effecting a moratorium or composition of its debts; an involuntary assignment of this Lease, which includes, but is not limited to, a writ of attachment or execution levied on this Lease. Any involuntary assignment constitutes an Event of Default by Tenant, which shall give Landlord the right to elect to terminate this Lease. If Landlord elects, this Lease shall not be treated as an asset of Tenant;

24.1.5. If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future applicable Law relative to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises (the term "acquiesce" as used in this Section, includes, but is not limited to, the failure to file a petition or motion to vacate, appeal or discharge any order, judgment or decree within ten (10) days after entry of such order, judgment or decree);

24.1.6. If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal bankruptcy act or any other present or future applicable Law relating to bankruptcy, insolvency, or other relief for debtors and Tenant shall acquiesce in the entry of an order, judgment or decree if the order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry, or any trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises shall be appointed without the consent or acquiescence of Tenant and the appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

24.1.7. If Tenant shall admit in writing its inability to pay its debts as they mature;

24.1.8. If Tenant shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations;

24.1.9. The occurrence of any of the events described in this Article by any guarantor of Tenant's obligations under this Lease or the Event of Default by the guarantor under its guaranty;

24.1.10. The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant or any guarantor in connection with (i)

Tenant's negotiation or execution of this Lease; (i) Landlord's evaluation of Tenant as a prospective tenant at the Project; (ii) any proposed or attempted transfer or (iv) any consent or approval Tenant requests under this Lease;

24.1.11. Guarantor's Event of Default (beyond any applicable notice and grace periods under any guaranty now or after Lease commencement securing all or any part of Tenant's obligations under this Lease; or

24.1.12. Tenant's failure to perform any other provision of this Lease.

24.2. Any notice provided to Tenant under this Section shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure. Notices given under this Article shall specify the alleged Event of Default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time. No notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

24.3. Upon the occurrence of an Event of Default, Landlord shall have the following remedies. These remedies are not all inclusive; they are cumulative in addition to any remedies now or later allowed by law or other provisions of this Lease. No waiver by Landlord of a breach of any of the terms, covenants or conditions of this Lease by Tenant shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition. No waiver of any Event of Default of Tenant shall be implied from any omission by Landlord to take any action on account of the Event of Default if the Event of Default persists or is repeated and no express waiver shall affect default other than as specified in the waiver. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar acts by Tenant. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate a check without being bound to the conditions of any such statement. If Tenant pays any amount other than the actual amount due Landlord, receipt or collection of a partial payment does not constitute an accord and satisfaction. Landlord may retain any partial payment, whether restrictively endorsed or otherwise, without prejudice to Landlord's right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason, payment will not be deemed made until the entire amount due is actually collected by Landlord. These provisions apply in kind to the receipt or collection of any amount by a lock box agent or other person on Landlord's behalf.

24.3.1. Landlord may continue this Lease in full force and effect and shall have the right to collect Rent when due. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. The property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Tenant waives and releases all claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease, regardless whether this Lease is terminated and, to the fullest extent allowable under the Law, Tenant releases and shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all claims. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of intention is given to Tenant. If Landlord shall elect to re-enter the Premises under the provisions of this Section, Landlord shall not be liable for damages by reason of re-entry. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, but not limited to, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. After an Event of Default by Tenant, and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease pursuant to the Article titled "Assignment." Tenant acknowledges that Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublease or assign subject only to reasonable limitations). In the event that Landlord should elect to relet the Premises or any part on terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises, it may execute any new lease in its own name. Tenant shall have no right or authority whatsoever to collect any Rent from tenant. The proceeds of any reletting shall be applied as follows:

24.3.1.1 First, to the payment of any indebtedness other than Rent due from Tenant to Landlord, including, but not limited to, storage charges;

24.3.1.2 Second, to the payment of the costs and expenses of reletting the Premises, including brokerage commissions, alterations and repairs which Landlord, in its sole discretion, deems reasonably necessary and advisable, and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Premises and reletting;

24.3.1.3. Third, to the payment of Rent and other charges due and unpaid;

24.3.1.4. Fourth, to the prorated value of the concessions granted to Tenant upon signing the Lease; and

24.3.1.5. Fifth, to the payment of future Rent and other damages payable by Tenant under this Lease.

24.3.2. Landlord can terminate Tenant's right to possession of the Premises at any time. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, Landlord shall not be deemed to have terminated this Lease, Tenant's right to possession of the Leasehold, the liability of Tenant to pay Rent, or Tenant's liability for damages under any provisions. Tenant agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of California and Tenant's surrender of possession pursuant to the notice shall not be deemed to be a termination of this Lease or of Tenant's right to possession (unless Landlord elects to the contrary at the time of, or at any time subsequent to the service of, the notice, and election be evidenced by a written notice to Tenant). Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

24.3.2.1. The worth, at the time of the award ("The worth, at the time of the award," as used in this Subsection is to be computed by allowing interest at the rate of 10% per annum or the maximum amount allowed by law if that rate is higher than 10%) of the unpaid Rent that had been earned at the time of termination of this Lease; plus

24.3.2.2. The worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; plus

24.3.2.3. The worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; plus

24.3.2.4. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's Event of Default.

24.3.3. The worth at the time of award of the amount referred to in Section 21.3.2 above is to be computed by allowing interest at the rate of ten percent (10%) per annum or the discount rate of the Federal Reserve Bank of San Francisco plus five percent (5%), whichever is less.

24.3.4. If Tenant is in default of this Lease, Landlord shall have the right to have a receiver appointed to collect Rent and conduct Tenant's business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

24.3.5. Landlord, at any time after Tenant commits an Event of Default and during the continuation of the Event of Default, may cure the Event of Default at Tenant's cost. If at any time, by reason of Tenant's default, Landlord pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if Tenant pays the sum at a later date, it shall bear interest at the rate of 10% per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with accrued interest, shall be additional Rent.

24.4. In the event of a material and undisputed Event of Default of Tenant, Landlord shall have the right, at its option, to suspend or discontinue all or any one or more of the services specified in the Article titled "Utilities and Services" during continuance of any Event of Default, and no suspension or discontinuance shall be deemed or construed to be an eviction or ejection of Tenant.

24.5. Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within one (1) month after written notice of the Event of Default has been given by Tenant to Landlord. If the Event of Default cannot reasonably be cured within one (1) month, Landlord shall not be in default of this Lease if Landlord commences to cure the Event of Default within the one (1) month period and diligently and in good faith continues to cure the Event of Default.

24.6. In no event is Landlord liable to Tenant or any other person for consequential, special or punitive damages, including but not limited to, lost profits. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of Rent or other income from real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, shareholders, directors, officers, employees or agents of Landlord. Tenant shall look solely to Landlord's interest in the leased Premises, and to no other assets of Landlord for satisfaction of any liability in respect of this Lease, and shall not seek recourse against the individual partners shareholders, directors, officers, employees, or agents of Landlord or any of their personal assets for satisfaction.

24.7. If a court of competent jurisdiction determines that any act described in this Article does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and the trustee or Tenant transfers Tenant's interest, then Landlord is entitled to receive, as additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

24.8. Tenant shall reimburse and compensate Landlord on demand and as additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or Event of Default of Tenant under this Lease, regardless of whether suit is commenced or judgment is entered. Loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against all claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action: (i) instituted by Tenant or by or against any person holding any interest in the Premises by, under or through Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or other person; or (iii) otherwise arising out of or resulting from any act or omission of Tenant or other person.

25. ADVERTISING

25.1. Tenant shall not affix any signs, banners, advertising placards, names, insignias, trademarks (collectively referred to in this Article as "Sign" or "Signs") or other descriptive materials on any window or upon the exterior of the Building, unless Tenant has received the prior written approval of Landlord as to size, type, color, location, copy, nature and display qualities of any proposed materials. Any Sign that is affixed or displayed without Landlord's written approval shall be subject to a sign removal fee of One Hundred Dollars ($100.00) per occurrence or the cost of Sign removal, whichever is greater. All Signs must conform to the other Signs used throughout the Building. Any Sign must meet the requirements of any Declaration of Restrictions encumbering the Project and the requirements of the City of San Diego. Tenant shall not display, store or sell any merchandise outside the defined exterior walls and permanent doorways of the Premises. Tenant shall not install any exterior lighting, amplifiers or similar devices, or use in or about the Premises any advertising media which may be heard or seen outside the Premises, such as flashing lights, search lights, loudspeakers, phonographs or radio broadcasts.

25.2. Tenant shall pay for the creation, installation, maintenance and removal of the appropriate Tenant identification Signs at the Project. Such Tenant identification signs include standard suite, directory Signs, and any other Tenant Signs approved by Landlord.

25.3. Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord's opinion, tends to impair the reputation or desirability of the Building or the Project; and upon written notice from Landlord, Tenant shall refrain from or discontinue the advertising.

26. NO PUBLIC DISCLOSURES

26.1. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant shall keep confidential. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant shall not, without Landlord's consent (which consent Landlord may grant or withhold in its sole and absolute discretion), directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than Tenant's employees and agents who have a legitimate need to know the information (and who shall also keep the information in confidence).

26.2. Tenant expressly warrants that the rental rate for any assignment or subletting of the Premises shall not be included in any printed advertising or mailings that Tenant or its agents shall utilize in seeking to sublet the Premises.

26.3. Tenant shall not record this Lease or a Memorandum of this Lease without Landlord's prior written consent, which consent Landlord may grant or withhold in its sole and absolute discretion.

27. LANDLORD'S ENTRY ON PREMISES

27.1. Upon giving Tenant twenty-four (24) hours notice, Landlord and its authorized representatives and agents shall have the right to enter or pass through the Premises during all reasonable hours including normal business hours for any of the following purposes:

27.1.1. To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;

27.1.2. To protect the interest of Landlord; to make alterations, additions and to do any necessary maintenance and repairs; to make any restoration to the Premises, or the Building and other improvements in which the Premises are located, that Landlord has the right or obligation to perform; to provide any services in accordance with this Lease; to perform any obligations of Tenant that Tenant fails to perform; and to take all required materials and equipment into the Premises and perform all required work, including the erection of scaffolding, props, or other mechanical devices;

27.1.3. To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

27.1.4. To post "for sale" signs at any time during the Term, to post "for rent" or "for lease" signs during the last six (6) months of the Term, or during any period while an Event of Default exists;

27.1.5. To show the Premises to prospective brokers, agents, buyers, tenants, persons interested in an exchange holders of encumbrances on the interest of Landlord under the Lease, and prospective, mortgagees of the Building at any time during the Term; and

27.1.6. To shore the foundations, footings, and walls of the Premises and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if there is any excavation on any adjacent property or nearby street. With Landlord's consent, Landlord's right under this Subsection extends to the owner and authorized representatives of the adjacent property on which excavation or construction is to take place.

27.2. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, loss of quiet enjoyment, or other damage arising out of Landlord's or Landlord's authorized representative's or agent's entry on the Premises as provided in this Article except damage resulting from the acts or omissions of Landlord or its authorized representatives.

27.3. If during the last month of the Term, Tenant shall have removed substantially all of Tenant's Personal Property and personnel from the Premises, or if Tenant vacates the Premises prior to the Expiration Date, Landlord may enter the Premises and repair, alter, and redecorate the same, without abatement of Rent and without liability to Tenant and these acts shall have no effect on Tenant's obligations under this Lease.

27.4. For each of the purposes described in this Article, Landlord shall at all times retain a key with which to unlock all the doors in, upon, or about the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open doors during the continuance of an emergency to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of these means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion. All locks and locking devices shall be a part of the Building's master-keying system. Neither Tenant nor any other person, other than Landlord or its agents, shall change any locks.

27.5. Tenant shall be entitled to abatement of Rent or reduction, if Landlord exercises any rights reserved in this Article to the extent that Landlord's entry and activities interfere with Tenant's business on the Premises. However, if Landlord's entry and activities on the Premises result from an Event of Default Tenant shall not be entitled to any abatement or reduction of Rent.

27.6. Landlord shall conduct its activities on the Premises, as allowed in this Article, in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Tenant.

27.7. Nothing in this Article shall prohibit Landlord from entering the Premises without first giving notice to Tenant, as allowed by law, in response to an emergency situation.

28. OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

28.1. After request by Landlord, or in the event that upon any sale, assignment or hypothecation of the Premises by Landlord, an offset statement and/or estoppel certificate shall be required from Tenant, Tenant agrees to deliver a certificate, in recordable form, to any proposed lender or purchaser, or to Landlord, certifying: (i) The Commencement Date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the Rent and other sums payable under this Lease have been paid; (iv) that there are no defenses or offsets, or stating those claimed by Tenant; (v) that there are no current Events of Default under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (vi) any other matters requested by Landlord, or any proposed lender and/or purchaser. Landlord and Tenant intend that any mortgagee, beneficiary, purchaser or prospective purchaser of the Building, Project, or any interest may rely upon any statement delivered pursuant to this Article. Tenant shall deliver the certificate, in the form proposed by the requesting entity, within ten (10) days after the request is made. Tenant's failure to deliver statements within the specified time shall be conclusive upon the Tenant that this Lease is in full force and effect, except as and to the extent any modification has been represented by Landlord, and that there are no uncured Events of Default in Landlord's performance and that not more than one month's Rent has been paid in advance. Failure constitutes an Event of Default of this Lease. In this event, Tenant is estopped from denying the truth of such facts.

28.2. Tenant shall, within ten (10) days after Landlord's request at any time during the Term, deliver to Landlord a complete, accurate, and up-to-date financial statement, and financial statements of the two (2) years prior to the current financial statement year, with respect to Tenant and any Guarantor(s) or other parties obligated upon this Lease. The financial statements must be (i) prepared according to generally accepted accounting principles consistently applied, and (ii) certified by an independent certified public accountant or by Tenant's (or Guarantor's, as the case may be) chief financial officer that the same are a true, complete and correct statement of Tenant's (or Guarantor's) financial condition as of the date of the financial statements.

28.3. In the event of termination of any underlying lease, or in the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, Tenant, upon demand, shall attorn to the lessor under the underlying lease or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, in which event this

Lease shall not terminate and Tenant shall automatically be and become the tenant of the lessor under the underlying lease or to the purchaser, whichever shall make demand. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest. No landlord or purchaser at any foreclosure sale pursuant to the exercise of any power of sale or any successor shall be liable for any act or omission of any prior landlord (including Landlord), or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or be bound by any Rent or additional Rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), or bound by any agreement or modification of this Lease made without the prior written consent of the party.

28.4. Upon the request of Landlord Tenant shall subordinate its rights to the lien of any deed(s) of trust or the lien resulting from any other method of financing or refinancing, now or after in force against the Premises, Building, or Project or any part, or upon any buildings placed upon the Premises, and to all advances made now, or to be made upon the security. This Section shall be self-operative if no further instrument of subordination is required by any lender, provided that Tenant's right to possession of the Premises shall not be disturbed so long as no Tenant Event of Default has occurred.

28.5. Upon the request of Landlord or any other Party in interest, Tenant shall promptly execute documents, instruments or certificates that may be necessary to carry out the intent of this Article. Tenant's failure to execute or deliver any certificate, or other document or instrument required by this Article, in a timely manner, shall be a material breach of this Lease. Landlord shall be entitled to receive all monetary damages caused by any breach. Tenant irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver, in the name of Tenant, any instruments or certificates. If Tenant shall not have executed any required document within fifteen (15) days after the date of a request of Landlord to do so, Landlord may, at its option, cancel this Lease without incurring any liability. The Term is expressly limited accordingly.

28.6. If, in connection with obtaining construction, interim, or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to financing, Tenant shall not withhold, delay or defer its consent, provided that the modifications do not increase the monetary obligations of Tenant or materially and adversely affect the leasehold interest created or Tenant's rights.

28.7. Tenant shall give the holder of any Mortgage, by registered mail, a copy of any notice of Event of Default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of the holder. Tenant further agrees that if Landlord fails to cure the Event of Default within the time provided for in this Lease, then Tenant shall provide written notice of failure to the holder and the holder shall have an additional thirty (30) days within which to cure the Event of Default. If the Event of Default cannot be cured within the additional thirty (30) day period, then the holder shall have such additional time as may be necessary to effect the cure if, within the thirty (30) day period the holder has commenced and is diligently pursuing the cure (including, but not limited to, commencing foreclosure proceedings if necessary to effect the cure).

29. NOTICE

29.1. Except as otherwise specifically provided, any notice, demand, request, consent, approval, or communication that either Party desires or is required to give the other Party or any other person, shall be in writing and shall be deemed to have been duly delivered upon personal delivery, upon delivery by electronic facsimile transmission (verified by the sending machine), the following day after sending by overnight courier, or as of the second business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the other Party at the address designated at the beginning of this Lease.

29.2. Either Party may change its address for notice by notifying the other Party of the change of address. To be effective, the notification must be in writing and shall specifically state that the address for notice is changed, and list the new address to which future notices must be sent.

30. WAIVER

30.1. A delay or omission in the exercise of any right or remedy of Landlord on the occurrence of any Event of Default by Tenant shall neither impair the right or remedy nor be construed as a waiver, nor shall any custom or practice which may grow up between the Parties in the administration of the terms in the Lease be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease.

30.2. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other Event of Default; it shall constitute only a waiver of timely payments for the particular Rent payment involved. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent payment stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, (unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by Landlord). Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance of the Rent, including any interest and late charges, or pursue any other remedy provided in this Lease.

30.3. No act or conduct of Landlord, including, but not limited to, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

30.4. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

30.5. Any waiver by Landlord of any Event of Default must be in writing and shall not be a waiver of any other Event of Default concerning the same or any other provisions of the Lease.

30.6. Any claim Tenant may have against Landlord for Event of Default in performance of any of Landlord's obligations under this Lease is deemed waived unless Tenant notifies Landlord of the Event of Default within thirty (30) days after Tenant knew or should have known of the Event of Default.

31. SALE OR TRANSFER OF PREMISES

31.1. Upon consummation of a sale, exchange, assignment or other transfer of all or any portion of the Premises, Landlord shall be released from any liability and all obligations accruing under this Lease. Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such transfer, the transferor remains entitled to the benefits of Tenant's releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

31.2. If Tenant has paid any Security Deposit or prepaid Rent, Landlord shall transfer the Security Deposit or prepaid Rent to Landlord's successor. Upon transfer, Landlord shall be discharged from any further liability in reference to the Security Deposit or prepaid Rent.

32. HOLDING OVER

32.1. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the Lease, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on one (1) month's notice given at any time by either Party, and neither a renewal hereof nor an extension for any further term. During such month-to-month tenancy, Tenant shall pay all Rent required by this Lease. Upon the Expiration of the Term, Base Rent payable by Tenant shall be increased to one hundred fifty percent (150%) of the Base Rent payable by Tenant during the last month of the Term. All provisions of this Lease except those pertaining to Term shall apply to the month-to-month tenancy. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holding over hereunder or result in a renewal of this Lease. The provisions of this Article are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or as otherwise provided by law.

32.2. Rent will continue until Landlord receives the keys and has examined the Premises during a scheduled move-out inspection. Move-out inspections must be confirmed at least 24 hours in advance with the Property Manager and will not be scheduled between Friday after 3PM and Monday before 10AM, or on national holidays. It is Tenant's responsibility to schedule and complete the move-out procedure to avoid being charged for extra Rent days.

33. SURRENDER OF PREMISES

33.1. Upon expiration of the Term or within ten (10) days after termination of this Lease, Tenant shall quit and surrender to Landlord the Premises and all Tenant Improvements and alterations in good condition, order, and repair, except for (i) ordinary wear and tear occurring after the last necessary maintenance made by Tenant; (ii) destruction to the Premises covered by the Article titled "Destruction;" or (iii) alterations that Tenant has the right to remove or is obligated to remove under the provisions of the Article titled "Alterations." Tenant shall remove all debris, rubbish, furniture, equipment, Tenant's Personal Property, free standing cabinet work, shelving, movable partitions, and other articles owned by Tenant or installed or placed by Tenant at its expense from the Premises and the Project. Prior to surrendering the Premises to Landlord, Tenant shall repair any damage and perform all restoration made necessary by the removal of Tenant's Personal Property to the same condition as existed at the date of entry. If Tenant fails to promptly commence and diligently pursue completion of removal and restoration of alterations, additions, or improvements, Landlord may repair the Premises and charge Tenant for the cost, including a reasonable charge for Landlord's overhead, upon Landlord's demand, or withhold sums from any balance of the Security Deposit that may at the time remain. If Tenant has not removed the items and completed restoration of the Premises upon expiration or earlier termination of this Lease, Tenant shall continue to pay Rent for the portion of the Premises not completely vacated. Tenant shall surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord or Property Manager otherwise direct. Tenant shall also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Project.

33.2. Upon expiration of Term or termination of Lease, Tenant shall surrender all keys to Premises to the Landlord. If, due to Tenant's failure to return any keys, Premise locks must be rekeyed, Tenant shall pay a fee of $ 100.00 per lock. This includes, but is not limited to, all mailbox keys and locks.

33.3. Landlord can elect to retain or dispose of (in any manner) any alterations or Tenant's Personal Property that Tenant does not remove from the Premises on expiration or termination of the Lease by giving at least ten (10) days' notice to Tenant. Title to any alterations or Tenant's Personal Property that Landlord elects to retain or dispose of after

expiration of the ten (10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any alterations or Tenant's Personal Property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any alterations or Tenant's Personal Property. Landlord may store Tenant's Personal Property in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of the property at public or private sale, in the manner, time and place as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of sale as follows:

33.3.1. First, to the costs and expenses of the sale, including Landlord's attorneys' fees;

33.3.2. Second, to the payment of the expense of or charges for removal and storing the property;

33.3.3. Third, to the payment of any other sum of money which may then or after be due to Landlord from Tenant under any of the terms of this Lease; and

33.3.4. Fourth, the balance, if any, to Tenant.

33.4. If Tenant fails to surrender the Premises to Landlord upon expiration or ten (10) days after termination of the Lease as required by this Article, Tenant shall hold Landlord harmless from all damages resulting thereby, including, but not limited to, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

33.5. The voluntary or other surrender by Tenant or a mutual cancellation of this Lease shall not work a merger, and shall at the election of Landlord, either terminate all or any existing subleases or subtenancies or may operate as an assignment to it of any or all subleases or subtenancies. Landlord shall exercise its election within one (1) month of the event so requiring.

34. Abandonment

Tenant shall not vacate nor abandon the Premises at any time during the Term, nor permit the Premises to remain unoccupied for a period of longer than ten (10) consecutive days during the Term. If Tenant abandons the Premises, any of Tenant's Personal Property left on the Premises shall be dealt with or disposed of as provided in the Article titled "Surrender of Premises."

35. Attorneys' Fees

35.1. In the event Landlord or Tenant retains an attorney to enforce any provision of this Lease against the other, the Party which establishes a breach of this Lease shall be entitled to recover from the other all expenses incidental to enforcement incurred in any legal proceeding whatsoever (including but not limited to insolvency, bankruptcy, arbitration, declaratory relief, unlawful detainer or other litigation), regardless of whether or not suit is brought. Expenses include, but are not limited to, attorneys' fees, collection agency fees, appraisers' fees, accountants' fees, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not. Reimbursement shall be included in any judgment or final order issued in any proceeding. If Landlord employs an attorney to recover delinquent charges or to otherwise enforce this Lease after Tenant's notice and grace period, if any, expires, Tenant agrees to pay all attorneys' fees (whether or not litigation is commenced or pursued to final judgment) charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. In addition, Tenant shall pay a charge of Two Hundred Dollars ($200) to Landlord for preparation of a demand for delinquent Rent or other notice of Event of Default. Any expenses to which Landlord is entitled shall be considered as Rent and are payable within ten (10) days of notice to Tenant of the amount due. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, but not limited to, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans and by filing motions for relief from stay. Fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

35.2. If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in the suit including, but not limited to, its actual professional fees including, but not limited to, the fees of appraisers, accountants, expert witnesses, and attorneys.

36. Access; Changes in Building Facilities; Name

36.1. Landlord reserves, for the purpose of operation, maintenance, decoration, and repair, access to:

36.1.1. All walls, windows, and doors bounding the Premises, except the inside surfaces (including exterior Building walls, core corridor walls and doors, and any core corridor entrance); and

36.1.2. All space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, or other Building facilities, and the use of, and access through the Premises. Landlord may install, use and maintain pipes, ducts, and conduits within the demising walls, bearing columns and ceilings of the Premises.

36.2. Landlord may, at any time before or after completion of the Project, without incurring any liability to Tenant, make changes in or to the Project and the fixtures and equipment or any other portion of the Project, as well as in or to the street entrances, halls, passages, stairways, and other improvements, as Landlord may deem necessary or desirable.

36.3. Landlord may, at any time before or after completion of the Project, without incurring any liability to Tenant, adopt or change any name or address or identity for the Project (or any part) including roof signs, entrances, signage, and other Project identification.

37. Quiet Enjoyment

Notwithstanding any subordination as provided in the Article titled "Offset Statement, Attornment, Subordination," if no Event of Default has occurred under the covenants made in this Lease, Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises without hindrance on the part of Landlord, and Landlord shall defend Tenant in the peaceful and quiet enjoyment of the Premises against claims of all persons claiming through or under the Landlord.

38. Force Majeure

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes, governmental restrictions, regulations, or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes or, any failure or defect in the supply, quantity or character of gas, electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with gas, electricity or water, or for any other reason, whether similar or dissimilar to the above and beyond the reasonable control of the Party obligated to perform, shall excuse the performance by the Party for a period equal to that resulting from the prevention, delay or stoppage, except those obligations of Tenant to make payment for Rent and other charges pursuant to the terms of this Lease.

39. Relationship of Parties

The relationship of the Parties is that of Landlord and Tenant, and it is expressly understood and agreed that Landlord is not in any way or for any purpose a partner of Tenant, or a joint venturer with Tenant in the conduct of Tenant's business or otherwise. Any of Landlord's affiliates who may be licensed under the California Business and Professions Code are acting entirely on behalf of Landlord in this Lease, and have no fiduciary relationship with Tenant.

40. General Provisions

40.1. This Lease constitutes the complete and exclusive statement of agreement among the Parties with respect to the subject matter contained within. It replaces and supersedes all prior or contemporaneous written and oral agreements, understandings, representations and statements (which are merged into this Lease) by and among the Parties or any of them. Only representations, statements, conditions or warranties contained in this Lease will be binding on the Parties or have any force or effect whatsoever.

40.2. To the extent permitted by applicable law, and acknowledging that the consequences of said waiver are fully understood, Tenant hereby expressly waives the right to trial by jury in any action taken with respect to this Lease and waives the right to interpose any set-off or counterclaims of any nature or description in any action or proceeding instituted against the Tenant pursuant to this Lease. Notwithstanding anything in the Lease to the contrary, the representations and undertakings of Tenant under this Lease shall survive the expiration or termination of this Lease regardless of the means of such expiration or termination.

40.3. Each Party has relied upon its own examination of the entire Lease and the warranties, representations, and covenants expressly contained in the Lease itself. The failure or refusal of either Party to inspect the Lease or other documents, or to obtain legal advice relevant to this Lease, constitutes a waiver of any objection, contention, or claim that might have been based upon reading, inspection or advice.

40.4. All terms of this Lease shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective legal representatives, successors and assigns, except as provided in the Articles titled "Assignment" and "Sale or Transfer of Premises." All of the Parties shall be jointly and severally liable for all covenants in this Lease. Notwithstanding the immediately preceding sentence or any other provision of this Lease, this Lease shall not be assigned or assignable by operation of law. In no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

40.5. The representations, warranties, covenants, agreements and indemnities set forth in or made pursuant to this Lease, or in any instrument, certificate, opinion, or other writing provided for in it, shall remain operative, shall be deemed made upon execution of this Lease and shall not be merged with this Lease.

40.6. Each of the Parties shall fully cooperate with the other in connection with the requirements imposed by this Lease and each agree to take further actions and to execute and deliver further documents, with acknowledgment or affidavit, if required, as may be reasonably necessary to carry out the purposes of this Lease and to facilitate the satisfaction of any condition of this Lease. Whenever consent or approval of either Party is required, that Party shall not unreasonably withhold, condition or delay consent or approval.

40.7. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance

is a factor.

40.8. The Parties acknowledge that this Lease, in its final form, is the result of the combined efforts of the Parties and any counsel who may have advised the Parties, neither of which has acted under any duress or compulsion, whether legal, economic, or otherwise. If any Party makes a claim relating to any conflict, omission or ambiguity in this Lease, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Lease, or any aspect of it, was prepared by or at the request of a particular Party or that Party's counsel. If any provision of this Lease is found to be ambiguous in any way, the ambiguity shall not be resolved by construing this Lease in favor of or against any Party. Instead, the provisions of this Lease shall be construed simply, fairly and reasonably, in accordance with their generally accepted meaning and the purposes for which this Lease is made. The provisions of this Lease shall not be construed strictly for or against any of the Parties.

40.9. All headings and captions in this Lease are inserted only for convenience and ease of reference. They do not define, describe, amplify or limit the scope of the intent of this Lease or any of the terms. They are not to be considered in the construction or interpretation of any provision of this Lease.

40.10. All pronouns and all variations shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to regulations, statutes or other Laws will include all amendments, modifications, or replacements of the specific Sections and provisions concerned.

40.11. References in this Lease to Articles, Sections, Subsections, and Exhibits are to Articles, Sections, Subsections and Exhibits in this Lease unless otherwise indicated. In this Lease, Articles shall be numbered with consecutive single numbers (e.g., "6."), Sections shall be part of an Article numbered with consecutive two (2) part numbers (e.g., "6.1."), Subsections shall be parts of a Section numbered with consecutive three (3) part numbers (e.g., "6.1.3."), Paragraphs shall be parts of a Subsection numbered with consecutive lower case Roman numerals (e.g., "(i)"), and Subparagraphs shall be parts of a Paragraph numbered with consecutive lower case letters (e.g., "(a)").

40.12. Any exhibits, schedules or descriptions referred to in this Lease are expressly incorporated by reference as if set forth in full, whether or not attached to the Lease.

40.13. No modification, waiver, amendment, discharge or change of this Lease shall be valid unless the same is in writing and signed by the Party, or their successor in interest, against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

40.14. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed document, and retransmission of any signed facsimile transmission shall be the same as transmission of an original. At the request of any Party, each Party shall confirm facsimile transmitted signatures by signing an original document. However, this Lease shall not be binding on any Party until all the Parties have executed it.

40.15. In the event any term, covenant, condition, provision or agreement is held to be invalid or void by any court of competent jurisdiction, the invalidity of any term, covenant condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement contained in this Lease.

40.16. This Lease, and any dispute regarding this Lease, shall be construed and enforced in accordance with, and be governed by California Laws. The Parties agree that proper jurisdiction and venue for any suit brought to interpret or enforce any term or provision of this Lease shall be in San Diego County, California. The reference in this Lease to any legislation shall be read as though the words "or any statutory modifications or re-enactment or any statutory provisions substituted" were added to the reference.

40.17. In the event either Party commences litigation for the judicial interpretation, enforcement, rescission or any action relating to this Lease, the prevailing Party shall be entitled to a judgment against the other for an amount equal to reasonable attorneys' fees and court and other costs incurred. The "prevailing Party" means the Party determined by the Court to have most nearly prevailed, even if the Party did not prevail on all matters; not necessarily the one in whose favor a judgment is rendered.

40.18. The remedies under this Lease are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

40.19. If Tenant is a corporation, partnership, a limited liability company, or other entity, execution of this Lease by Tenant constitutes a representation by Tenant and the officers, partners, members, managers, or other agents of Tenant executing this Lease that this Lease has been duly authorized by Tenant, corporation, partnership, or other entity. Tenant shall provide to Landlord a certified copy of a duly adopted resolution of its partners or the Board of Directors of Tenant (or other appropriate evidence of authority) authorizing the execution and delivery of this Lease and naming the officers that are authorized to execute this Lease on behalf of Tenant.

40.20. If Tenant is an entity, Tenant shall, within ten (10) days after Landlord's written request, deliver to Landlord: (i) Certificate(s) of Good Standing from the state of formation of Tenant and, if different, the State of California, confirming that Tenant is in good standing under the laws governing formation and qualification to transact business in such state(s); and (ii) a copy of Tenant's organizational documents and any amendments or modifications, certified as true and correct by an appropriate official of Tenant. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized, binding and enforceable obligation of Tenant.

40.21. All Parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant. The act of, or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

40.22. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

40.23. The definitions contained in this Lease shall be used to interpret this Lease.

40.24. Rent and all other sums payable under this Lease shall be paid in lawful money of the United States of America.

40.25. Except as may otherwise be expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

40.26. All of Tenant's obligations under this Lease (together with interest on payment obligations at the rate of 10% per annum or the maximum amount allowed by law if that rate is higher than 10%) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's release and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

40.27. The submission of this Lease by Landlord, its agent, or its representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises or a reservation of the Premises in favor of Tenant. The Parties agree that, regardless of which Party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease. That acceptance, and the existence of a binding agreement between Tenant and Landlord, may then be evidenced only by Landlord's execution of this Lease. This Lease shall only become effective upon Landlord's execution and delivery of a fully executed counterpart thereof to Tenant. The Lease will not be valid unless Landlord executes Lease within thirty (30) days of the date of the Lease.

EXECUTED as of the day and year first above written, at San Diego County, California.

LANDLORD	TENANT
PEGASUS KM LLC	Envision Solar International, Inc.,
a California limited liability company	a California corporation
By: Square One, Inc.	
a California corporation	
General Partner	
By: [signature]	By: [signature]
Mark Mandell, CEO	Robert Noble, CEO

EXHIBIT A

TENANT IMPROVEMENT ADDENDUM

This is an Addendum to the Lease between PEGASUS KM, LLC, a California limited liability company ("Landlord"), and Envision Solar International, Inc., a California corporation ("Tenant"), dated December 17, 2009.

1. TENANT IMPROVEMENTS.

1.1. Tenant accepts the Premises in its currently existing condition.

1.2. If any Tenant Improvements ("Extras") are requested by Tenant, such Extras shall be installed at the expense of the Tenant. Tenant shall request any Extras in writing. Following receipt of Tenant's written request, Landlord will prepare and provide to Tenant an estimate of the price of the Extras. Prior to commencement of installation of the requested Extras, Tenant shall pay to Landlord fifty percent (50%) of the amount of the estimated price of the Extras. Upon completion or immediately prior to occupancy, whichever comes first, Tenant shall pay to Landlord the balance of the actual price of the Extras.

1.3. It is understood that Tenant shall have no right to occupy the Premises until the full price of all Extras has been paid to Landlord.

1.4. Tenant understands that, in any rental real estate project, the construction of tenant improvements and building maintenance is a continually ongoing process. Although construction activities are greatest during the initial "lease up" period, they tend to continue as existing tenants move out and new tenants move in. Construction continues to occur as Landlord maintains or adds future improvements to the Project. Construction activities tend to create temporary, but unpleasant inconveniences. These may include, but are not limited to: noise, increased traffic in and around the Building and Project due to construction service providers, limited impact on parking and traffic flow, and other general inconveniences to tenants. Just as these phenomena may occur during construction of the Tenant Improvements, Tenant understands that they may also occur during other construction activities at the Project. Landlord will take all reasonable steps to mitigate any impact caused by its construction activities.

EXECUTED as of the day and year first above written, at San Diego, California.

LANDLORD
PEGASUS KM, LLC
a California limited liability company

By: Square One, Inc.
a California corporation
General Partner

By: ______________________
Mark Mandel, CEO

TENANT
Envision Solar International, Inc.,
a California corporation

By: ______________________
Robert Noble, CEO

EXHIBIT B

RULES AND REGULATIONS

1. Unless otherwise specifically defined in this Exhibit, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

2. The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises leased to any tenant or occupant. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public. The Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence, in the sole and absolute judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants.

3. Nothing, including, but not limited to, awnings or other projections shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises leased to any tenant or occupant, without the prior written consent of Landlord. All electrical fixtures hung in any premises leased to any tenant must be of a type, quality, design, color, size and general appearance approved by Landlord.

4. No tenant shall place objects against glass partitions, doors or windows that would be in sight from the Building corridors or from the exterior of the Building. Any tenant violating this rule shall promptly remove any such objects when requested to do so by Landlord.

5. The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

6. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, walkways, landscaped areas, vestibules or other public parts of the Project.

7. The restrooms, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed. No sweepings, rubbish, rags or other substances shall be thrown in the restrooms, water and wash closets. The reasonable costs incurred by Landlord (a) for extra cleaning in any restroom, water or wash closet required because of any misuse of such restroom, water or wash closet, and/or (b) to repair any damage resulting from any misuse of the fixtures will be borne by the tenant who, or whose employees, agents, visitors or licensees, caused the same. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises leased to such tenant or the Property.

8. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises leased to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises leased to such tenant or occupant except in a manner approved by Landlord.

9. Any carpeting cemented down by a tenant shall be installed with a releasable adhesive. In the event of a violation of this paragraph by a tenant, Landlord may charge the expense incurred to remove the carpeting to such tenant.

10. No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises leased to any tenant. No cooking (other than microwavable cooking) shall be done or permitted in the Building by any tenant without the written approval of Landlord. No tenant shall cause or permit any unusual or objectionable lights or odors to emanate from the premises leased to such tenant.

11. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

12. No tenant and no employee, visitor, agent, or licensee of any Tenant shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other tenants or occupants of the Building, or neighboring buildings or premises whether by the use of any musical instrument, radio, television set broadcasting equipment or other audio device, unmusical noise, whistling, singing, yelling or screaming, or in any other way. Nothing shall be thrown out of any doors. No tenant and no employee, visitor, agent, or licensee of any tenant shall conduct itself in any manner that is inconsistent with the character of the Project as a first quality Project or that will impair the comfort, convenience or safety of other tenants in the Project.

13. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any changes be made in locks or the mechanism of such locks. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

14. All removals from the Building, or the carrying in or out of the Building or from the premises leased to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

15. Landlord shall have the right to prohibit any advertising by any tenant or occupant that, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a Project for offices. Upon notice from Landlord, any such tenant or occupant violating this rule shall refrain from or discontinue such advertising.

16. Each tenant, before closing and leaving the premises leased to such tenant at any time, shall see that all entrance doors are locked and all electrical equipment and lighting fixtures are turned off. Corridor doors, when not in use, shall be kept closed.

17. Each tenant shall, at its expense, provide artificial light in the premises leased to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

18. No tenant shall be used, or permitted its leased premises to be used for lodging or sleeping, or for any immoral or illegal purposes, or in any manner that, in Landlord's reasonable judgment, threatens the safety of the Project or the tenants of the Project and their employees and invitees.

19. The requirements of tenants will be attended to only upon application at the office of Landlord. Project employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

20. Canvassing, soliciting and peddling in the Project are prohibited. Each tenant and occupant shall cooperate to prevent such activity.

21. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

22. If the premises leased to any tenant become infested with vermin such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators for the extermination of the vermin as shall be approved in writing by Landlord.

23. No premises shall be used, or permitted to be used, at any time, without the prior written approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises leased to such tenant, or for manufacturing or for other similar purposes.

24. No tenant shall clean any window of the Building from the outside.

25. No tenant shall move, or permit to be moved, into or out of the Building or the premises leased to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place or permit to be placed, on any part of the floor or floors of the premises leased to such tenant, a load exceeding the floor load per square foot that such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy objects, which must be placed so as to distribute the weight.

26. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Project, including, but not limited to, installation of computers, computer networks, telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Project.

27. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

28. Landlord may permit entrance to the premises of tenants by use of pass keys controlled by Landlord's employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

29. Each tenant, and all of tenant's representatives, shall observe and comply with the directional and parking signs in the Project. Landlord shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

30. No tenant shall install any radio, telephone, television, microwave or satellite antenna, loudspeaker music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

31. Each tenant shall store all trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles in the Building unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

32. No tenant shall employ any persons other than the janitor of Landlord for the purpose of cleaning its premises without the prior written consent of Landlord. Janitorial services shall be supplied for the interior office space in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall supply janitorial services five (5) nights a week.

33. Each tenant shall give prompt notice to Landlord of any accident damage to or defect in plumbing, electrical or heating apparatus so that it may be attended to properly.

34. No tenant shall bring into the Building any pollutants, contaminants, inflammable, gasoline, kerosene or hazardous substances (as now or later defined under State or Federal law).

35. No tenant shall kindle, maintain, or cause any fire or open flame within the project or the premises, which includes office suites, corridors, elevators, and restrooms. Open flame devices shall include, but are not limited to, candles, potpourri burners, incense burners and oil lamps.

36. Landlord reserves the right to restrict access to and from the Building between the hours of 7:00 P.M. and 7:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays. However, normal business hours for purposes of availability of utilities are 7:00 A.M. to 7:00 P.M. Monday through Friday and 8:00 AM to 12:00 PM on Saturday. Overtime HVAC will be billed at $ 25.00 per hour. The overtime cost is subject to change based on Landlord's evaluation of the utility market.

37. All tenants and tenants' servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with these Rules and Regulations and such other and further appropriate Rules and Regulations as Landlord or Landlord's agent from time to time adopt. Each tenant shall, at all times, keep the premises leased to such tenant, its employees, agents and invitees under its control so as to prevent the performance of any act that would damage the Project or its reputation, or the premises leased to such tenant, or could injure, annoy, or threaten the security of the other tenants in the Project or their respective employees, agents or invitees or the public.

38. Landlord may deny entrance to the Project, and may remove from the Project, any person or persons who appear to be or are intoxicated, or who appear to be or are under the influence of liquor or drugs, or who are in any manner violating any of the Project Rules and Regulations, or who present a hazard or nuisance to any other person. The reasonable costs incurred by Landlord for security services or other costs reasonably incurred by Landlord to remove any such persons shall be borne by the tenant whose employees, agents and/or invitees are so removed.

39. Landlord shall furnish each tenant, at Landlord's expense, with two (2) keys to unlock the entry level doors, two (2) keys to unlock each corridor door entry to each tenants premises, two (2) keys each for the men's and women's restrooms, and one (1) mailbox key, at such tenant's expense, with such additional keys as such tenant may request at $5.00 per copy. No tenant shall install or permit to be installed any additional lock on any door into or inside of the premises leased to that tenant or make or permit to be made any duplicate of keys to the entry level doors or the doors to such premises. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors into or inside of the premises leased to tenants of the Building. All keys shall remain the property of Landlord. Upon the expiration of the Lease Term, each tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults that will remain in the premises leased to that tenant. A $100.00 fee will be charged for failure to return the mailbox key upon vacating. Landlord shall be entitled to install, operate and maintain security systems in or about the Project that monitor by computer, close circuit television or otherwise persons entering or leaving the Project, the Building and/or the premises leased to any tenant. For the purposes of this rule the term "keys" shall mean traditional metallic keys, plastic or other key cards and other lock opening devices. .

40. Each person using the Parking Facility or other areas designated by Landlord where parking will be permitted shall comply with all Rules and Regulations adopted by Landlord with respect to the Parking Facility or other areas, including, but not limited to, any employee or visitor parking restrictions, and any sticker or other identification system established by Landlord. Landlord may refuse to permit any person who violates any parking rule or regulation to park in the Parking Facility or other areas, and may remove any vehicle which is parked in the Parking Facility or other areas in violation of the parking Rules and Regulations. The Rules and Regulations applicable to the Parking Facility and the outside parking areas are as follows:

a) The maximum speed limit within the Parking Facility shall be 15 miles per hour.

b) All directional signs and arrows must be strictly observed.

c) All vehicles must be parked entirely within painted stall lines.

d) No intermediate or full-size car may be parked in any parking space reserved for a compact car; no bicycle, motorcycle or other two or three-wheeled vehicle, and no truck, van or other oversized vehicle, may be parked in any area not specifically designated for use by such vehicle.

e) No vehicle may be parked (i) in an area not striped for parking, (ii) in a space which has been reserved for visitors or for another person or firm, (iii) in an aisle or on a ramp, (iv) where a "no parking" sign is posted or which has otherwise designated as a no parking area, (v) in a cross hatched area, (vi) in an area bearing a "handicapped parking only" or similar designation unless the vehicle bears an appropriate handicapped designation, (vii) in an area bearing a "loading zone" or similar designation unless the vehicle is then engaged in a loading or unloading function and (viii) in an area with a posted height limitation if the vehicle exceeds the limitation.

f) Parking passes, stickers or other identification devices supplied by Landlord shall remain the property of Landlord and shall not be transferable. A replacement charge determined by Landlord shall be payable by each tenant for loss of any magnetic parking card or parking pass or sticker.

g) Parking managers or attendants shall not be authorized to make or allow any exceptions to these Rules and Regulations.

h) Each operator shall be required to park and lock his or her own vehicle, shall use the Parking Facilities at his or her own risk, and shall bear full responsibility for all damage to or loss of his or her vehicle, and for all injury to persons and damage to property caused by his or her operation of the vehicle.

i) Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is inappropriately parked or parked in violation of these Rules and Regulations.

41. Landlord has designated the Building a "non-smoking" building. Accordingly, smoking of tobacco or any other weed plant is prohibited in the Building Common Areas located within the Building including the Building lobby, public corridors, lavatories, elevators and other public areas and within 20 feet of main entrances, exits and operable windows. Further, smoking of tobacco or any other weed plant is prohibited within the Premises.

42. Landlord reserves the right, at any time and from time to time, to rescind, alter or waive, in whole or in part, any of the Building Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord's judgment for its best interest or of the best of the tenants of the Project.

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is made and entered into as of [______________, ____] by and between Pegasus KAI, LLC ("Landlord") and [________________] ("Tenant").

RECITALS:

1. Landlord and Tenant are party to a certain Lease Agreement dated as of [________, ____] ("Lease"), relating to certain premises ("Premises") located in the building commonly known as [________________] located at [______________________] ("Building").

2. Landlord and Tenant desire to confirm the Commencement Date and Rent Commencement Date (as such terms are defined in the Lease) and the date the [initial] Term of the Lease expires [and the notice date(s) and expiration date(s) of any renewal Term(s) provided to Tenant under the Lease].

ACKNOWLEDGMENTS:

Pursuant to the Lease Agreement and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1. All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

2. The Commencement Date under the Lease is [________].

3. The Base Rent Commencement Date under the Lease is [__________].

4. The [initial] Term of the Lease expires on [__________], unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

5. [Tenant must exercise its right to the ____________ renewal Term, if at all, by notifying Landlord no later than ______________, subject to the conditions and limitations set forth in the Lease.]

6. [The ___ renewal Term expires on ____________.]

Landlord and Tenant caused this Memorandum to be executed by their duly authorized representatives as of the day and date first written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.